                                                                    Exhibit 10.4

                        AMENDED AND RESTATED ADDENDUM TO

                           MASTER REPURCHASE AGREEMENT

                           Dated as of August 23, 2002

                                     Between

                           PULTE MORTGAGE CORPORATION

                                  as a Seller,

                                       and

                               PULTE FUNDING, INC.

                                    as Buyer

                                TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I DEFINITIONS............................................................................................      5
         Section 1.01.       Certain Defined Terms...............................................................      5
         Section 1.02.       Other Terms.........................................................................     23
ARTICLE II AMOUNTS AND TERMS OF PURCHASES........................................................................     23
         Section 2.01.       Facility............................................................................     23
         Section 2.02.       Making Purchases....................................................................     24
         Section 2.03.       Margin Maintenance..................................................................     25
         Section 2.04.       Collections.........................................................................     25
         Section 2.05.       Repurchase or Substitution Procedures...............................................     26
         Section 2.06.       Payments and Computations, Etc......................................................     27
         Section 2.07.       Intent of the Seller and the Buyer..................................................     28
         Section 2.08.       No Segregation of Assets............................................................     28
         Section 2.09.       Substitution........................................................................     29
ARTICLE III CONDITIONS OF PURCHASES..............................................................................     30
         Section 3.01.       Conditions Precedent to Any Purchase from the Seller................................     30
         Section 3.02.       Conditions Precedent to All Purchases...............................................     30
ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................     31
         Section 4.01.       Representations of the Seller.......................................................     31
ARTICLE V COVENANTS..............................................................................................     36
         Section 5.01.       ....................................................................................     36
         Section 5.02.       Financial Statements and Reports....................................................     36
         Section 5.03.       Taxes and Other Liens...............................................................     37
         Section 5.04.       Maintenance.........................................................................     37
         Section 5.05.       Further Assurances..................................................................     38
         Section 5.06.       Insurance...........................................................................     38
         Section 5.07.       Accounts and Records................................................................     39
         Section 5.08.       Right of Inspection.................................................................     39
         Section 5.09.       Notice of Certain Events............................................................     39
         Section 5.10.       Performance of Certain Obligations..................................................     40
         Section 5.11.       Notice of Default...................................................................     40
         Section 5.12.       Compliance with Laws and Material Agreements........................................     40
         Section 5.13.       Deposits of Proceeds................................................................     40
         Section 5.14.       Closing Instructions................................................................     40
         Section 5.15.       Special Affirmative Covenants Concerning Transferred Mortgage Assets................     40
         Section 5.16.       Limitations on Mergers and Dissolutions.............................................     41
         Section 5.17.       Fiscal Year.........................................................................     41
         Section 5.18.       Actions with Respect to Transferred Mortgage Assets. The Seller shall not:..........     41
         Section 5.19.       Net Worth...........................................................................     41
         Section 5.20.       Employee Benefit Plans..............................................................     41
         Section 5.21.       Change of Principal Office..........................................................     41
         Section 5.22.       Maximum Leverage....................................................................     42

         Section 5.23.       Delivery of Special Mortgage Loans..................................................     42
         Section 5.24.       Change in Business..................................................................     42
         Section 5.25.       Separate Conduct of Business........................................................     42
         Section 5.26.       Sales, Liens, Etc...................................................................     42
         Section 5.27.       Operations and Properties...........................................................     43
         Section 5.28.       Performance Guarantor Credit Rating.................................................     43
         Section 5.29.       Take-Out Commitments................................................................     43
         Section 5.30.       Environmental Compliance............................................................     43
ARTICLE VI COVENANTS.............................................................................................     43
         Section 6.01.       Servicing...........................................................................     43
         Section 6.02.       Correction of Mortgage Notes........................................................     44
ARTICLE VII EVENTS OF DEFAULT....................................................................................     44
         Section 7.01.       Events of Default...................................................................     44
         Section 7.02.       Remedies............................................................................     46
ARTICLE VIII INDEMNIFICATION.....................................................................................     49
         Section 8.01.       Indemnities by the Seller...........................................................     49
ARTICLE IX MISCELLANEOUS.........................................................................................     51
         Section 9.01.       Amendments, Etc.....................................................................     51
         Section 9.02.       Notices, Etc........................................................................     51
         Section 9.03.       Binding Effect; Assignability.......................................................     51
         Section 9.04.       Costs, Expenses and Taxes, Expenses and Taxes.......................................     52
         Section 9.05.       No Proceedings......................................................................     52
         Section 9.06.       GOVERNING LAW.......................................................................     52
         Section 9.07.       Third Party Beneficiary.............................................................     52
         Section 9.08.       Execution in Counterparts...........................................................     53
         Section 9.09.       Repurchase Transactions.............................................................     53

                                    EXHIBITS

EXHIBIT A         Form of Deferred Purchase Price Note
EXHIBIT B         Form of Bill of Sale

                                    SCHEDULES

SCHEDULE I        Trade Names
SCHEDULE II       Approved Investors

          AMENDED AND RESTATED ADDENDUM TO MASTER REPURCHASE AGREEMENT

         This Amended and Restated Addendum to Master Repurchase Agreement, dated as of August 23, 2002, (this "Agreement"), is made by and among PULTE MORTGAGE CORPORATION, a Delaware corporation (hereinafter, together with its successors and assigns, the "Seller") and PULTE FUNDING, INC., a Michigan corporation (hereinafter, together with its successors and assigns, the "Buyer").

                                    RECITALS

         (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement or, if not defined therein, in the Master Repurchase Agreement.

         (2) The Seller and Buyer have entered into that certain Master Repurchase Agreement, dated as of December 22, 2000 (the "Master Repurchase Agreement").

         (3) The Seller and Buyer have entered into that certain Addendum to Master Repurchase Agreement, dated as of December 22, 2000 (the "Original Addendum").

         (4) The Buyer and Seller wish to amend and restate the Original Addendum in order to supplement and amend the Master Repurchase Agreement to enter Transactions involving Mortgage Assets (as defined below).

         (5) This Agreement is in lieu of Annexes I-VII referred to in the Master Repurchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Certain Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Liabilities" means, with respect to the Seller, without duplication, and at any time, the sum of (a) all amounts that should be reflected as liabilities on its balance sheet, plus (b) its total direct and indirect guaranty and other obligations in respect of borrowed money Indebtedness of others (calculated at the maximum amount of those obligations that is stated in the relevant documents or, if not so stated, that may reasonably be anticipated in good faith) plus (c) to the extent not already included in clause (a) above, its total funding obligations to originate or acquire Mortgage Loans that, in either case, are closed but not funded, minus
(d) its total trade payables and accrued expenses incurred in the ordinary course of its business but unrelated to originating or acquiring any specific Mortgage Loan (including, without limitation, trade payables and accrued expenses owed to its Affiliates but excluding advances by its Affiliates and interest on those advances), minus (e) such Seller's total deferred-federal-income tax liabilities.

         "Adjusted Net Worth" means, for the Seller, without duplication, and at any time, the sum of (a) its stockholders' equity reflected on its balance sheet, plus (b) the remainder of (A) the income that the Seller has deferred, for accounting purposes, pending the sale of Mortgage Loans in accordance with Statement of Financial Accounting Standards Number 91 and Number 122, as each is published by the Financial Accounting Standards Board as of the date of this Agreement, minus (B) reasonable reserves for the federal income tax liabilities related to that deferred income.

         "Administrative Agent" means CL New York, in its capacity as administrative agent for the Lenders, or any successor administrative agent.

         "Advance" means, with respect to any Lender, any amount disbursed by such Lender to the Borrower pursuant to Section 2.1 or 2.20 of the Restated Loan Agreement (or any conversion or continuation thereof).

         "Advance Rate" means (i) with respect to a Conforming Loan or a Jumbo Loan (other than a Super Jumbo Loan), ninety-eight percent (98%), (ii) with respect to an Alt-A Loan, ninety-seven percent (97%) and (iii) with respect to a Second Lien Loan or a Super Jumbo Loan, ninety-five percent (95%).

         "Adverse Claim" means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

         "Affiliate" of any Person means (a) any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or (b) any other Person who is a director, officer or employee (i) of such Person, or (ii) of any Person described in the preceding clause (a). For purposes of this definition, the term "control" (and the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession or ownership, directly or indirectly, of the power either (x) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, or (y) vote 10% or more of the securities having ordinary power in the election of directors of such Person.

         "Agreement" means this Agreement, as amended, modified or supplemented from time to time.

         "Alt-A Loan" means a Mortgage Loan (other than a Conforming Loan or a Jumbo Loan) that (1) does not conform to the conventional underwriting standards of Fannie Mae, Freddie Mac or Ginnie Mae but that is underwritten by an Approved Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), within guidelines generally acceptable to industry norms for "Alt-A" loans, (2) has a demonstrated secondary market and are readily securitizable, and (3) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment specifically issued for the purchase of such Mortgage Loan, and (4) is a First Lien Mortgage Loan. Certain Alt-A Loans are No Asset No Income Loans.

         "Alternate Base Rate" means:

         (i) for the CL New York Group, on any date, a fluctuating rate of interest per annum equal to the higher of:

                  (a) the rate of interest most recently announced by CL New York as its base rate; and

                  (b) the Federal Funds Rate (as defined below) most recently determined by the Administrative Agent plus 1.0% per annum; and

         (ii) for the Bank One Group, on any date, a fluctuating rate of interest per annum equal to the higher of:

                  (a) a rate per annum equal to the prime rate of interest from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes; and

                  (b) the Federal Funds Rate (as defined below) most recently determined by Bank One plus 1.0% per annum.

         For purposes of this definition, "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent, from three federal funds brokers of recognized standing selected by it. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by CL New York in connection with extensions of credit.

         "Approved Investor" means:

                  (a) Fannie Mae, Freddie Mac or Ginnie Mae, or

                  (b) any Person with short-term ratings of at least A-1, P-1 and F1 from S&P, Moody's and Fitch, respectively, or long-term unsecured debt ratings (or in the case of a bank without such ratings that is the principal subsidiary of a bank holding company, the rating of the bank holding company) of at least AA, Aa2 and AA from S&P, Moody's, and Fitch respectively, or

                  (c) all other Persons as may be approved by the Managing Agents, which approvals may be subject to certain concentration limits but may not be unreasonably withheld or delayed;

         provided that (i) if an Approved Investor has a short-term rating or a long-term unsecured debt rating at the time such Person first becomes an "Approved Investor" and such

         Person's short-term ratings or long-term unsecured debt ratings are subsequently downgraded or withdrawn, such Person shall cease to be an "Approved Investor"; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to the date of such downgrade or withdrawal, such Person shall cease to be an "Approved Investor" 60 days following such downgrade or withdrawal; and (ii) if an Approved Investor does not have a short-term rating or a long-term unsecured debt rating, such Person shall cease to be an "Approved Investor" upon prior written notice from either Managing Agent if such Managing Agent has good faith concerns about the future performance of such Person; provided, further, that with respect to any Take-Out Commitments issued by such Person prior to such notice, such Person shall cease to be an "Approved Investor" 60 days following such notice.

         As of the date of this Agreement, Schedule II hereto sets forth the Approved Investors pursuant to the preceding clauses (b) and (c) (and any applicable concentration limits). Schedule II shall be updated from time to time as Approved Investors are added or deleted or concentration limits are changed pursuant to the preceding clauses (b) and (c).

         "Assignment and Acceptance" has the meaning set forth in the Restated Loan Agreement.

         "Atlantic" means Atlantic Asset Securitization Corp. and its successors and assigns.

         "Bank" means each of CL New York, Bank One and Lloyds and each respective Eligible Assignee (as defined in the Restated Loan Agreement) that shall become a party to the Restated Loan Agreement pursuant to an Assignment and Acceptance. Unless otherwise noted, references to "Banks" shall include the Seasonal Banks.

         "Bank One" has the meaning set forth in the preamble of the Restated Loan Agreement and its successors and assigns.

         "Bank One Group" means Jupiter, Bank One and each other Group Bank of Jupiter.

         "Business Day" means a day on which (i) commercial banks in New York City, New York, Chicago, Illinois, and Denver, Colorado are not authorized or required to be closed and (ii) commercial banks in the State in which the Collateral Agent has its principal office are not authorized or required to be closed, and (b) if this definition of "Business Day" is utilized in connection with a Eurodollar Advance, a day on which dealings in United States dollars are carried out in the London interbank market.

         "CL New York" means Credit Lyonnais New York Branch and its successors and assigns.

         "CL New York Group" means Atlantic, CL New York, and each other Group Bank of Atlantic.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Agent" means LaSalle Bank National Association, and its successors and assigns.

         "Collateral Value" means

                  (A) with respect to each Eligible Mortgage Loan and at all times, an amount equal to the Advance Rate for such Eligible Mortgage Loan times the least of:

                           (1) the lesser of the original principal amount of such Eligible Mortgage Loan or the acquisition price paid by PMC on the closing and funding of such Eligible Mortgage Loan;

                           (2) for each Eligible Mortgage Loan, a ratable amount determined by multiplying (a) the weighted average purchase price (expressed as a percentage of par) that Approved Investors are obligated to pay, pursuant to Take-Out Commitments, for all Eligible Mortgage Loans, as shown on the most recent Hedge Report, times (b) the outstanding principal amount of such Eligible Mortgage Loan; and

                           (3) while a Default or Event of Default is continuing, the Market Value of such Eligible Mortgage Loan; and

                  (B) with respect to the Collection Account, the balance of collected funds therein which is not subject to any Lien in favor of any Person other than the Lien in favor of the Administrative Agent for the benefit of the holders of the Obligations;

provided, however, that

                  (a) at any time, the portion of total Collateral Value that may be attributable to Jumbo Loans shall not exceed thirty-five percent (35%)of the Maximum Facility Amount or, during the Seasonal Period, thirty-five percent (35%) of the Combined Facility Amount;

                  (b) at any time, the portion of total Collateral Value that may be attributable to Super Jumbo Loans shall not exceed ten percent (10%) of the Maximum Facility Amount or, during the Seasonal Period, ten percent (10%) of the Combined Facility Amount;

                  (c) at any time, the portion of total Collateral Value that may be attributable to Alt-A Loans shall not exceed fifteen percent (15%) of the Maximum Facility Amount or, during the Seasonal Period, fifteen percent (15%) of the Combined Facility Amount;

                  (d) at any time, the portion of total Collateral Value that may be attributable to No Asset No Income Loans shall not exceed five percent (5%) of the Maximum Facility Amount or, during the Seasonal Period, five percent (5%) of the Combined Facility Amount;

                  (e) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans for which the Mortgage Notes have been withdrawn for correction pursuant to Section 3.4 of the Restated Collateral Agency Agreement shall not exceed

         $5,000,000 as determined in accordance with said Section 3.4 of the Restated Collateral Agency Agreement;

                  (f) at any time, the portion of the total Collateral Value that may be attributable to any single Approved Investor listed on Schedule II of the Restated Loan Agreement pursuant to one or more Take-Out Commitments shall not exceed the concentration limit for such Approved Investor as set forth on Schedule II of the Restated Loan Agreement(as the same may be updated from time to time);

                  (g) at any time, the portion of total Collateral Value that may be attributable to Mortgage Loans that have been Eligible Mortgage Loans (A) for more than 120 days shall not exceed ten percent (10%) of the Maximum Facility Amount or, during the Seasonal Period, ten percent (10%) of the Combined Facility Amount or (B) for more than 180 days shall be zero;

                  (h) a Mortgage Loan that ceases to be an Eligible Mortgage Loan shall have a Collateral Value of zero;

                  (i) at any time, (A) except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed thirty percent (30%) of the Maximum Facility Amount or, during the Seasonal Period, thirty percent (30%) of the Combined Facility Amount, and (B) during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed fifty percent (50%) of the Maximum Facility Amount or, during the Seasonal Period, fifty percent (50%) of the Combined Facility Amount; and

                  (j) at any time, the portion of total Collateral Value that may be attributable to Second Lien Loans shall not exceed five percent (5%) of the Maximum Facility Amount or, during the Seasonal Period, five percent (5%) of the Combined Facility Amount.

         "Collection Account" means the account established by the Buyer pursuant to Section 2.7(b) of the Restated Loan Agreement.

         "Collections" means, with respect to any Mortgage Asset, all cash collections (other than in respect of escrows payable under the related Mortgage
Loan) and other cash proceeds of such Mortgage Asset.

         "Combined Facility Amount" means the Maximum Facility Amount plus the Seasonal Facility Amount.

         "Combined Loan-to-Value Ratio" means, with respect to any Second Lien Loan, the fraction, expressed as a percentage, the numerator of which is equal to the sum of (x) outstanding principal debt of such Mortgage Loan as of the Mortgage Origination Date, and
(y) the outstanding principal amount of the mortgage loan secured by the same mortgaged property, and the denominator of which is equal to the value of the related Mortgage Loan Collateral on the basis of the lesser of the appraised value at origination or the sales price of such Mortgage Loan.

         "Confirmation" is defined in Section 2.02(a) hereto.

         "Conforming Loan" means (i) a Mortgage Loan that complies with all applicable requirements for purchase under a Fannie Mae, Freddie Mac or other similar Governmental Authority standard form of conventional mortgage loan purchase contract, then in effect, or (ii) an FHA Loan or a VA Loan, that, in either case, is a First Lien Mortgage Loan.

         "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, fraudulent transfer or conveyance, moratorium, arrangement, receivership, insolvency, reorganization or similar laws from time to time in effect affecting the rights of creditors generally.

         "Default" means any condition or event that, with the giving of notice or lapse of time or both and unless cured or waived, would constitute an Event of Default.

         "Default Rate" has the meaning ascribed to such term in the Restated Loan Agreement.

         "Defaulted Mortgage Loan" means a Mortgage Asset under which the Obligor is 30 or more days in payment default or has taken any action, or suffered any event of the type described in Section 7.01(a)(vii), 7.01(a)(viii) or 7.01(a)(ix) or is in foreclosure.

         "Deferred Purchase Price" means the portion of the Purchase Price of Purchased Mortgage Assets purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash. The obligations of the Buyer in respect of the Deferred Purchase Price shall be evidenced by the Buyer's subordinated promissory note in the form of Exhibit A hereto.

         "Eligible Institution" means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation and that is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a rating of A or higher with respect to long-term deposit obligations from Moody's and A2 or higher with respect to long-term deposit obligations from S&P and A or higher with respect to long-term deposit obligations from Fitch. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         "Eligible Mortgage Asset" means an Eligible Mortgage Loan.

         "Eligible Mortgage Collateral" means Eligible Mortgage Loans and the Collection Account.

         "Eligible Mortgage Loan" means a Mortgage Loan:

         (a) that (i) is a closed and funded Mortgage Loan, (ii) has a maximum term to maturity of 30 years and the proceeds of which were used either to finance a portion of the purchase price of a Property encumbered by the related Mortgage or to refinance a loan secured by such Property, and (iii) is secured by a perfected first-priority Lien (except Second-Lien Loans) on residential real Property consisting of land and a one-to-four family dwelling thereon which is completed and ready for owner occupancy, including townhouses and condominiums;

         (b) that is a Conforming Loan, a Jumbo Loan, an Alt-A Loan or a Second Lien Loan;

         (c) in which the Administrative Agent has been granted and continues to hold a perfected (other than actual delivery of the Mortgage Note to the Collateral Agent for Special Borrowings), first-priority (except Second-Lien Loans), security interest for the benefit of the holders of the Obligations;

         (d) for which the Mortgage Note is endorsed (without recourse) in blank and each of such Mortgage Loan and the related Mortgage Note is a legal, valid and binding obligation of the Obligor thereof;

         (e) for which, other than in respect of Special Mortgage Loans, the Principal Mortgage Documents have been received by the Collateral Agent and are in form and substance reasonably acceptable to the Collateral Agent;

         (f) that is either eligible for delivery or designated for delivery under a Take-Out Commitment from an Approved Investor; provided that no more than 45 days have lapsed since the date on which any documentation relating to such Mortgage Loan was shipped to the related Approved Investor;

         (g) that, immediately prior to the pledge thereof under the Restated Collateral Agency Agreement, together with the related Mortgage Loan Collateral, is owned beneficially by the Buyer free and clear of any Lien of any other Person other than the Administrative Agent for the benefit of the holders of the Obligations (except Second-Lien Loans);

         (h) that, together with the related Mortgage Loan Collateral, does not contravene any Governmental Requirements applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act of 1974, as amended, and all laws, rules and regulations relating to usury, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and other applicable federal and state consumer protection laws) and with respect to which no party to the related Mortgage Loan Collateral is in violation of any Governmental Requirements (or procedure prescribed thereby) if such violation would impair the collectability of such Mortgage Loan or the saleability of such Mortgage Loan under the applicable Take-Out Commitment;

         (i) that, (i) is not a Seasoned Mortgage Loan or an Uncovered Mortgage Loan; (ii) is not a Defaulted Mortgage Loan at the time it is transferred to the Buyer pursuant to this Agreement; (iii) has not previously been sold to an Approved Investor and repurchased by Buyer; (iv) is a Mortgage Loan with respect to which the Principal Mortgage Documents relating to such Mortgage Loan were delivered to the Collateral Agent within the time frame set forth in Section 2.3(c) of the Restated Loan Agreement; provided that, upon delivery of such Principal Mortgage Documents to the Collateral Agent, such Mortgage Loans may subsequently qualify as Eligible Mortgage Loans to support Borrowings subsequent to such delivery; or (v) has an original principal balance not in excess of $1,000,000.00;

         (j) that if the Mortgage Loan Collateral has been withdrawn for correction pursuant to Section 6.02 such Mortgage Loan Collateral has been returned to the Collateral Agent within 14 calendar days after withdrawal as required by Section 6.02;

         (k) that is denominated and payable in U.S. dollars in the United States and the Obligor of which is a natural person who is a U.S. citizen or resident alien or a corporation or other legal entity organized under the laws of the United States or any State thereof or the District of Columbia;

         (l) that is not subject to any right of rescission, setoff, counterclaim or other dispute whatsoever;

         (m) that was acquired by the Buyer from the Seller within 60 days after its Mortgage Origination Date;

         (n) that is covered by the types and amounts of insurance required by Section 5.06;

         (o) with respect to which all representations and warranties made by the Seller in the Restated Loan Agreement and this Agreement are true and correct in all material respects and with respect to which all loan level covenants made in the Restated Loan Agreement and this Agreement have been complied with;

         (p) that is subjected to the following "Quality Control" measures by personnel of the Seller before the Mortgage Note is funded by the Seller:

                           (i) for those Mortgage Loans not originated by the Seller, is underwritten by the Seller prior to funding thereof and after performance of all underwriting procedures, is submitted to the Seller for closing where it is reviewed for thoroughness and compliance (including truth-in-lending, good faith estimates and other disclosures) and a verbal verification of employment and in-file credit report are obtained;

                           (ii) with respect to which, all Mortgage Loan Collateral is prepared by the Seller and submitted to the closing agent at the time of funding the related Mortgage Loan; and

         (q) that, if it is a Second Lien Loan, has a Combined Loan-to-Value Ratio of 100% or less and with respect to which the related first lien loan is owned by the Seller.

                  For the purpose of this definition:

         (x) A Mortgage Loan is "eligible for delivery" under a Take-Out Commitment if (i) it is designated to be transferred to a Governmental Authority, (ii) the underwriting criteria utilized and the Mortgage Loan Collateral either match, or are in respect of interest rates (which rates must bear a relationship to prevailing current market rates of interest for loans with similar maturities), term, product type and delivery period representative of the terms for purchase that are specified in a Take-Out Commitment, and (iii) the aggregate outstanding principal of all such Mortgage Loans is not more than the aggregate Take-Out Commitments' unutilized amount (i.e. taking in account all such Mortgage Loans already allocated to the aggregate Take-Out Commitments for purposes of determining Eligible Mortgage Loans whether or not already delivered by the Buyer to the Collateral Agent).

         (y) A Mortgage Loan is "designated for delivery" under a Take-Out Commitment if (i) it is designated to be transferred to any entity other than a Governmental Authority and (ii) the underwriting criteria utilized in approving such Mortgage Loan conform to the underwriting criteria, and the terms of repayment (including interest rate and "term to maturity") and other terms and conditions of the Mortgage Loan Collateral match the specifications of that specific Take-Out Commitment that designates that particular Mortgage Loan for purchase.

         "Employee Plan" means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by the Seller.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any corporation, trade or business that is, along with the Performance Guarantor, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b), (c), (m) and (o) of the Code, or Section 4001 of ERISA.

         "Event of Default" has the meaning specified in Section 7.01.

         "Facility" means the borrowing facility provided by the Lenders as described in Section 2.1 of the Restated Loan Agreement.

         "Facility Termination Date" means the earliest to occur of:

         (a) August 23, 2005, or such earlier date determined in accordance with
Section 2.1(b) of the Restated Loan Agreement, or

         (b) the date on which the Maximum Facility Amount is terminated by the Borrower pursuant to Section 2.1(d) of the Restated Loan Agreement, and

         (c) the date, on or after the occurrence of an Event of Default, determined pursuant to Section 8.1 of the Restated Loan Agreement.

         "Fannie Mae" means the government sponsored enterprise formerly known as the Federal National Mortgage Association, or any successor thereto.

         "Fee Letters" is defined in the Restated Loan Agreement.

         "FHA" means the Federal Housing Administration, or any successor thereto.

         "FHA Loan" means a Mortgage Loan, the ultimate payment of which is partially or completely insured by the FHA or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

         "Financial Officer" means (i) with respect to the Seller, its chief financial officer, treasurer or a vice president having the knowledge and authority necessary to prepare and deliver the financial statements and reports required pursuant to Sections 5.1(b) and (d) and (ii) with respect to the Performance Guarantor, the chief financial officer, the vice president-treasurer or the senior vice president-finance.

         "First Lien Mortgage Loan" means a loan secured by a perfected first lien mortgage on real property.

         "Fitch" means Fitch, Inc., and any successor thereto.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Ginnie Mae" means the Government National Mortgage Association, or any successor thereto.

         "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof, or any instrumentality thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Governmental Authority shall include, without limitation, each of Freddie Mac, Fannie Mae, FHA, HUD, VA and Ginnie Mae.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority that has jurisdiction over the Seller or any of its Property.

         "Group Bank" means (1) with respect to Atlantic, CL New York, each Bank that has entered into an Assignment and Acceptance with CL New York, including Lloyds, and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance and (2) with respect to Jupiter, Bank One, each Bank that has entered into an Assignment and Acceptance with Bank One and each assignee (directly or indirectly) of any such Bank, which assignee has entered into an Assignment and Acceptance.

         "Hedge Report" means, with respect to any Conforming Loans included in the Eligible Mortgage Collateral that is to be sold to a Governmental Authority, a report prepared by the Servicer and pursuant to Section 3.6 of the Restated Loan Agreement, showing, as of the close of business on the previous Business Day, all trades that have been assigned to the Administrative Agent, for the benefit of holders of the Obligations, and the following information with respect to such trades: (i) trade counterparty, (ii) trade amount, (iii) coupon,
(iv) price, (v) type of security, (vi) date of trade, and (vii) such other information as the Administrative Agent may reasonably request in the form of Exhibit K to the Restated Loan Agreement.

         "HUD" means the Department of Housing and Urban Development, or any successor thereto.

         "Indebtedness" means, for any Person, without duplication, and at any time, (a) all obligations required by GAAP to be classified on such Person's balance sheet as liabilities, (b) obligations secured (or for which the holder of the obligations has an existing contingent or other right to be so secured) by any Lien existing on property owned or acquired by such Person, (c) obligations that have been (or under GAAP should be) capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to obligations of others.

         "Indemnified Amounts" has the meaning specified in Section 8.01.

         "Indemnified Party" has the meaning specified in Section 8.01.

         "Interest Period" is defined in Section 2.15 of the Restated Loan Agreement.

         "Issuer" means any of Atlantic, Jupiter or the Seasonal Issuer.

         "Jumbo Loan" means a Mortgage Loan (other than a Conforming Loan) that
(1) is underwritten by an Approved Investor (other than Fannie Mae, Freddie Mac or Ginnie Mae), (2) matches all applicable requirements for purchase under the requirements of a Take-Out Commitment issued for the purchase of such Mortgage Loan, and (3) differs from a Conforming Loan solely because the principal amount of such Mortgage Loan exceeds the limit set for Conforming Loans by Fannie Mae or Freddie Mac from time to time, and (4) is a First Lien Mortgage Loan.

         "Jupiter" means Jupiter Securitization Corporation and its successors and assigns.

         "Lenders" means, collectively, the Issuers and the Banks, including the Seasonal Issuer and the Seasonal Bank.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory, consensual or otherwise), or other security arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the uniform commercial code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Lloyds" means Lloyds TSB Bank plc and its successors and assigns.

         "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage found by dividing the original principal balance of a Mortgage Loan by the value of the Mortgage Loan, such value being measured by (i) the appraised value of such property at such time, if the Mortgage Loan is a refinance of an existing lien or (ii) the lower of the sales price of the related property at the time of origination of the Mortgage Loan or the appraised value of such property at such time, if the Mortgage Loan is a purchase money loan.

         "Managing Agents" means, with respect to Atlantic, CL New York or any successor managing agent designated by such party; and, with respect to Jupiter, Bank One or any successor managing agent designated by such party.

         "Margin Deficit" is defined in Section 2.03(b) hereof.

         "Market Value" means at the time determined, for any (a) Mortgage Loan (other than a Non-Conforming Loan), the market value of such Mortgage Loan based upon the then most recent posted net yield for 30-day mandatory future delivery furnished by Fannie Mae and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, such posted net yield obtained by the Administrative Agent from Fannie Mae, or (b) Non-Conforming Loan, or any other Mortgage Loan while the posted rate is not available from Fannie Mae, the value determined by the Administrative Agent in good faith.

         "Material Adverse Effect" means, with respect to any Person, any material adverse effect on (i) the validity or enforceability of the Master Repurchase Agreement, this Agreement, the Notes or any other Transaction Document, (ii) the business, operations, total Property or financial condition of such Person, (iii) the Transferred Mortgage Assets taken as a whole, (iv) the enforceability of the purchases of Mortgage Assets under this Agreement free of any Adverse Claims, or (v) the ability of such Person to fulfill its obligations under this Agreement or any other Transaction Document.

         "Maximum Facility Amount" is defined in the Restated Loan Agreement..

         "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation.

         "MERS Designated Mortgage Loan" means a Mortgage Loan registered to or by the Originator on the MERS electronic mortgage registration system.

         "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

         "Mortgage" means a mortgage or deed of trust or other security instrument creating a Lien on real property, on a standard form as approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Seller determines is satisfactory for any Approved Investor unless otherwise directed by the Buyer or its assignee and communicated to the Collateral Agent.

         "Mortgage Assets" means, collectively, all of the Mortgage Loans and all Take-Out Commitments.

         "Mortgage File" means the mortgage documents pertaining to a particular Mortgage Loan and any additional documents required to be included in or added to the Mortgage File pursuant to the Restated Loan Agreement.

         "Mortgage Loan" means a loan evidenced by a Mortgage Note and secured by a Mortgage, the beneficial interest of which has been acquired by the Buyer from the Seller by purchase pursuant to this Agreement (with the record owner thereof being the Seller or, in the case of a MERS Designated Mortgage Loan, MERS as nominee for the Seller, and its successors and assigns).

         "Mortgage Loan Collateral" means all Mortgage Notes and related Principal Mortgage Documents, Other Mortgage Documents.

         "Mortgage Note" means a promissory note, on a standard form approved by Fannie Mae, Freddie Mac or Ginnie Mae or such other form as the Seller determines is satisfactory for any Approved Investor unless otherwise directed by the Buyer or its assignee and communicated to the Collateral Agent.

         "Mortgage Origination Date" means, with respect to each Mortgage Loan, the date that is the later of (1) the date of the Mortgage Note or (2) the date such Mortgage Loan was funded and disbursed to or at the direction of the Obligor.

         "Multiemployer Plan" means a multiemployer plan defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which a Seller or any ERISA Affiliate is making or has made (or is accruing or has accrued an obligation to make) contributions.

         "Net Worth" of a Person means, as of any date of determination, the total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP but excluding the value of any investment made by such Person in an unconsolidated Subsidiary.

         "No Asset No Income Loan" means an Alt-A Loan that is underwritten on a "no asset no income" basis, meaning that the Seller does not verify the Obligor's assets or income.

         "Non-Conforming Loan" means a Jumbo Loan, an Alt-A Loan or a Second-Lien Loan.

         "Note" means each or any of the promissory notes executed by the Buyer, substantially in the form of Exhibits E-1, E-2, and E-3 of the Restated Loan Agreement, together with all renewals, extensions, and replacements for any such note.

         "Obligations" means any and all present and future indebtedness, obligations, and liabilities of the Buyer, as the borrower, to any of the Lenders, the Collateral Agent, the Managing Agents, each Affected Party (as defined in the Restated Loan Agreement), each Indemnified Party and the Administrative Agent, and all renewals, rearrangements and extensions thereof, or any part thereof, arising pursuant to this Restated Loan Agreement or any other Transaction Document, and all interest accrued thereon, and attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Obligor" means (i) with respect to each Mortgage Note included in the Collateral, the obligor on such Mortgage Note and (ii) with respect to any other agreement included in the Mortgage Assets, any person from whom the Seller is entitled to performance.

         "Other Mortgage Documents" is defined in Section 3.2(c) to the Restated Loan Agreement.

         "Outstanding Balance" means as of any date of determination (A) with respect to each Mortgage Loan, an amount equal to the lesser of: (i) the lesser of the original principal amount or the acquisition price of such Mortgage Loan paid by the Seller on the closing and funding of such Mortgage Loan; and (ii) for each Mortgage Loan, the amount determined by multiplying (a) the weighted average purchase price (expressed as a percentage) that Approved Investors are committed to pay, pursuant to Take-Out Commitments, for all Eligible Mortgage Loans, as shown on the most recent Hedge Report, multiplied by the outstanding principal balance of such Eligible Mortgage Loan.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Performance Guarantor" means Pulte.

         "Person" means any individual, corporation (including a business trust), limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

         "Pricing Rate" has the meaning specified in Section 2.02.

         "Principal Mortgage Documents" is defined in Section 3.2(b) to the Restated Loan Agreement.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Pulte" means Pulte Homes, Inc. (formerly known as Pulte Corporation), a Michigan corporation, and its successors and assigns.

         "Pulte Mortgage Corporation" has the meaning set forth in the preamble to this Agreement.

         "Purchase" means a purchase by the Buyer of Mortgage Assets from a Seller pursuant to Article II.

         "Purchase Date" has the meaning specified in Section 2.02(a).

         "Purchase Price" for any Purchase means an amount equal to the Outstanding Balance of the Mortgage Assets that are the subject of such Purchase.

         "Purchase Request" has the meaning specified in Section 2.02(a).

         "Purchased Mortgage Asset" means any Mortgage Asset which has been purchased by the Buyer pursuant to Section 2.02.

         "Repurchase Date" is defined in Section 2.02(a) hereto.

         "Repurchase Price" the price at which the Purchased Mortgage Assets are to be transferred from Buyer to Seller upon termination of a transaction, which will be determined in each case as the sum of the Purchase Price and the Price Differential as of the end of the related Interest Period.

         "Requirement of Law" as to any Person means the articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing that relate to energy regulations and occupational, safety and health standards or controls and any hazardous materials laws) of any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Restated Assignment of Account" is defined in the Restated Collateral Agency Agreement.

         "Restated Collateral Agency Agreement" means the Amended and Restated Collateral Agency Agreement, dated as of the date hereof, among the Buyer, as borrower, the Collateral Agent and the Administrative Agent, substantially in the form of Exhibit D to the Restated Loan Agreement.

         "Restated Loan Agreement" means the Amended and Restated Loan Agreement, dated as of the date hereof, by and among the Buyer, as the Borrower, the Issuers parties thereto, the Banks parties thereto, the Managing Agents parties thereto, the Administrative Agent and the Servicer, as amended, modified or supplemented from time to time.

         "Restated Originator Performance Guaranty" means the Amended and Restated Originator Performance Guaranty, in the form attached the Restated Loan Agreement as Exhibit G-2, made by the Performance Guarantor in favor of the Buyer, as borrower, and assigned to the Administrative Agent for the benefit of the Lenders.

         "Restated Performance Guaranties" means, collectively, the Restated Servicer Performance Guaranty and the Restated Originator Performance Guaranty.

         "Restated Servicer Performance Guaranty" means the Amended and Restated Servicer Performance Guaranty, in the form attached to the Restated Loan Agreement as Exhibit G-1, made by the Performance Guarantor in favor of the Administrative Agent.

         "Restated Subordination Agreement" means the Amended and Restated Subordination Agreement, substantially in the form attached as Exhibit B to the Restated Loan Agreement, executed by the Performance Guarantor and certain of its Affiliates in favor of the Buyer and the Administrative Agent for the benefit of the holders of the obligations.

         "S&P" means Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc., and any successor thereto.

         "Seasonal Bank" means initially Bank One, in its capacity as a bank under the Seasonal Facility, and its successors or assigns.

         "Seasonal Facility" means the borrowing facility provided by the Seasonal Lenders as described in Section 2.20 of this Restated Loan Agreement.

         "Seasonal Facility Amount" means $50,000,000 as such amount may be reduced pursuant to Section 2.20(b) of the Restated Loan Agreement.

         "Seasonal Issuer" means Jupiter, in its capacity as an issuer under the Seasonal Facility, and its successors or assigns.

         "Seasonal Period" means a period including (a) the last five (5) days of March through the first twenty-five (25) days of April, (b) the last five (5) days of June through the first twenty-five (25) days of July, (c) the last five
(5) days of September through the first twenty-five (25) days of October, or (d) the last five (5) days of December through the first twenty-five (25) days of January; provided that a Seasonal Period will not occur unless the Buyer notifies the Administrative Agent, the Collateral Agent and the Seasonal Lenders five days in advance of such Seasonal Period that the Buyer will use the Seasonal Facility during such Seasonal Period.

         "Seasonal Lenders" means the Seasonal Issuer and the Seasonal Bank.

         "Seasoned Mortgage Loan" means a Mortgage Loan with a Mortgage Origination Date that is more than 180 days prior to the current date.

         "Second Lien Loan" means a loan secured by a perfected Mortgage that is subordinate to one other mortgage lien held by the Seller on the related mortgaged property.

         "Servicer" means at any time the Person then authorized pursuant to
Section 11.1 of the Restated Loan Agreement to service, administer and collect the Transferred Mortgage Assets. The initial Servicer shall be Pulte Mortgage Corporation.

         "Settlement Date" means (a) for purposes of determining fees set forth in the Fee Letters, (i) the 10th day of each of October, January, April and July, commencing October 10, 2002 or, if such day is not a Business Day, the next succeeding Business Day, or (ii) on and after the Facility Termination Date, the 10th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, provided, however, that the Administrative Agent may, with the consent of the Managing Agents, by notice to the Buyer and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month) and (b) for all other purposes, the 10th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing September 10, 2002, provided, however, on and after the Facility Termination Date, the Administrative Agent may, with the consent of the Managing Agents, by notice to the Buyer and the Servicer, select other days to be Settlement Dates (including days occurring more frequently than once per month).

         "Special Borrowing" is defined in Section 2.03(c) to the Restated Loan Agreement.

         "Special Mortgage Loan" is defined in Section 2.3(c) to the Restated Loan Agreement.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, or one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "Super Jumbo Loan" means a Jumbo Loan having an original principal balance equal to or in excess of $650,000 but less than $1,000,000.

         "Take-Out Commitment" means, a current, valid, binding, enforceable, written commitment, issued by an Approved Investor, to purchase one or more Mortgage Loans from the Seller prior to the date that is 120 days (or 180 days to the extent Collateral Value may include Mortgage Loans that have been Eligible Mortgage Loans for more than 120 days pursuant to paragraph (f) of the definition of Collateral Value) from the date that such Mortgage Loan first becomes an Eligible Mortgage Asset and at a specified price and in amounts, form and substance reasonably satisfactory to the Managing Agents, which commitment is not subject to any term or condition (i) that is not customary in commitments of like nature or (ii) that, in the reasonably anticipated course of events, cannot be fully complied with prior to the expiration thereof, which commitment has been assigned to the Buyer (partial assignments being permitted so long as the amount assigned (together with all other Take-Out Commitments) fully covers the amount of the Eligible Mortgage Assets); provided, that upon receipt of the actual written confirmation (each, a "Trade Confirmation") of such trade duly executed by the Seller and the trade counterparty (such Trade Confirmation being held in trust for the Collateral Agent pursuant to Section 3.2(c) of the Restated Loan Agreement) and promptly upon request of the Administrative Agent, the Seller must provide such trade confirmation to the Administrative Agent. The Administrative Agent, on behalf of the Lenders, shall have the right, without notice, to review such Trade Confirmation at the office of, and with the officers of, the Seller during normal business hours.

         "Take-Out Commitment Documents" means (1) with respect to any Conforming Loans, copies of all Take Out Commitments or an executed original assignment of trade as described in the definition of "Take Out Commitment"; and
(2) with respect to Non-Conforming Loans, copies of all Take Out Commitments.

         "Term" means three hundred sixty-four (364) days from the date of this Agreement.

         "Transaction Document" means any of this Agreement, the assignments delivered pursuant to Section 3.02(a), and any and all other agreements or instruments now or hereafter executed and delivered by or on behalf of the Seller in connection with this Agreement or the Master Repurchase Agreement, as any of such documents may be renewed, amended, restated or supplemented from time to time.

         "Transferred Mortgage Asset" means a Purchased Mortgage Asset.

         "Transferred Mortgage Loan" means a Mortgage Loan included in the Transferred Mortgage Assets.

         "UCC" means the Uniform Commercial Code as adopted in the applicable state, as the same may hereafter be amended.

         "Uncovered Mortgage Loan" means a Mortgage Loan that would be an Eligible Mortgage Loan but for the expiration, forfeiture, termination, or cancellation of, or default under, the relevant Take-Out Commitment.

         "VA" means the Department of Veterans Affairs, or any successor thereto.

         "VA Loan" means a Mortgage Loan, the payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

         Section  1.02. Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II

                         AMOUNTS AND TERMS OF PURCHASES

         Section  2.01. Facility.

         (a) The first sentence of Section 1 of the Master Repurchase Agreement is amended in its entirety by replacing it with the following:

                           "From time to time prior to the occurrence and
                  continuance of an Event of Default and prior to the Facility Termination Date, the Seller may present for transfer to Buyer Mortgage Assets that are Eligible Mortgage Assets against the transfer of funds by Buyer with a simultaneous agreement by Buyer to transfer to the Seller such Assets at a date certain or on demand, against the transfer of funds by the Seller, and at each such time of presentation Buyer will enter into such Transaction."

         (b) Section 1 is hereby further amended by adding the following at the end thereof:

                           "Without limiting any rights of Buyer under this
                  Master Repurchase Agreement, no Transaction shall be for a Purchase Price such that the cash portion thereof will be less than $5,000,000 or an integral multiple of $10,000 in excess thereof."

         (c) Every reference in the Master Repurchase Agreement to "Securities" shall be replaced by "Mortgage Assets." Every reference in the Master Repurchase Agreement to "Purchased Securities" shall be replaced by "Purchased Mortgage Assets." Every reference in the Master Repurchase Agreement to "Additional Purchased Securities" shall be replaced by "Additional Purchased Mortgage Assets."

         Section  2.02. Making Purchases.

         (a) Subparagraph 3(b) of the Master Repurchase Agreement is amended by deleting the subparagraph in its entirety and replacing it with the following:

                           Purchases. Each Transaction shall be initiated by
                  request from the Seller to the Buyer given no later than 12:00 noon (eastern time) on the Business Day prior to the date of Purchase. Each such request for a Purchase (each a "Purchase Request") shall specify the date of such Purchase (which shall be a Business Day), the Mortgage Assets included in such Purchase and the Purchase Price for such Purchase. The Buyer shall promptly notify the Seller whether it has determined to make such Purchase and, if so, shall deliver a written confirmation (each, a "Confirmation"). On the date of each Purchase (each a "Purchase Date"), the Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase by means of any one or a combination of the following: (i) a deposit in same day funds to the Seller's account designated by the Seller or
                  (ii) an increase in the Deferred Purchase Price. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the approval of the Buyer and the Seller.

                           The "Repurchase Date" for each Transaction shall be
                  the earlier of (i) the date set forth in the applicable Confirmation and (ii) the date determined by application of Paragraph 11 of the Master Repurchase Agreement. The "Pricing Rate" for each Transaction shall be set forth on the Confirmation; provided that, upon the occurrence of and during the continuance of an Event of Default, the Pricing Rate shall equal the Default Rate. The Confirmation, together with this Master Repurchase Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Master Repurchase Agreement, this Master Repurchase Agreement shall prevail.

         (b) Subparagraph 3(c) of the Master Repurchase Agreement is amended by replacing the first sentence of Paragraph 3(c) with the following:

                  In the case of Transactions terminable upon demand, such demand by the Seller shall be for a repurchase of all Purchased Mortgage Assets subject to the related Transaction and shall be made no later than 11:00 a.m. New York City time on the Business Day immediately preceding the day on which such termination will be effective, which termination shall also be on a Business Day.

         (c) Paragraph 3 of the Master Repurchase Agreement is amended by adding the following language as a new Subparagraph 3(d):

         (d) This Master Repurchase Agreement shall continue in effect until the expiration of the Facility Termination Date.

         Section  2.03. Margin Maintenance.

         Subparagraph 4 of the Master Repurchase Agreement is amended in its entirety to read as follows:

         (a) Daily until the expiration of the Facility Termination Date (or less frequently if the Buyer, in its sole and absolute discretion, so elects), the Seller, as applicable (or Servicer on Buyer's behalf) will determine (i) the aggregate Collateral Value of all Purchased Mortgage Assets held by Buyer, (ii) the Repurchase Price as of such date, and the Maximum Facility Amount as of such date. Without limiting the foregoing, the Seller shall deliver to Buyer, at any time and from time to time, information in its possession in the ordinary course of its business with respect to the Purchased Mortgage Assets sold by it to assist Buyer in ascertaining the Collateral Value of such Purchased Mortgage Assets.

         (b) If, on any date, the aggregate Repurchase Price exceeds the total Collateral Value of all Eligible Mortgage Assets (a "Margin Deficit"), Buyer may, in its sole and absolute discretion, by notice to the Seller (a "Margin Call"), require the Seller to transfer to Buyer cash or additional Purchased Mortgage Assets that are reasonably acceptable to Buyer ("Additional Purchased Mortgage Assets") to eliminate such deficiency.

         (c) Upon receipt of notice from Buyer at or prior to 11:00 a.m. New York City time (which may be transmitted by facsimile), the Seller, as applicable, in its sole discretion, shall transfer either cash or the Additional Purchased Mortgage Assets no later than the close of business on the Business Day immediately following the date on which a Margin Call is given. Any cash transferred to Buyer pursuant hereto shall be held by Buyer until the Repurchase Date and shall be applied against the Repurchase Price on the Repurchase Date.

         (d) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

         Section  2.04. Collections.

         Paragraph 5 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence thereof:

                  Notwithstanding the foregoing and except as provided in paragraph 11 of this Master Repurchase Agreement, the Seller shall hold for the benefit of, and in trust for, Buyer all income, including without limitation all scheduled and unscheduled principal and interest payments or any other income (including without limitation, tax escrow payments), received by or on behalf of the Seller with respect to such Purchased Mortgage Assets sold by it (collectively,

         "Purchased Asset Income"). To the extent required under the Restated Loan Agreement, the Seller shall deposit the Purchased Asset Income (other than any Obligor's escrow payments) in the Collection Account.

                  On each Settlement Date, the Buyer shall pay to the Seller accrued interest on the Deferred Purchase Price of the related Purchased Mortgage Assets sold by it and the Buyer may, at its option, prepay in whole or in part the principal amount of any such Deferred Purchase Price; provided that each such payment shall be made solely from (i) Collections of the related Transferred Mortgage Assets after all other amounts then due from the Buyer under the Restated Loan Agreement have been paid in full and all amounts then required to be set aside by the Buyer or the Servicer under the Restated Loan Agreement have been so set aside or (ii) excess cash flow from operations of the Buyer which is not required to be applied to the payment of other obligations of the Buyer; and provided further, that no such payment shall be made at any time when an Event of Default shall have occurred and be continuing. At such time following the Facility Termination Date when all principal, interest and other amounts owed by the Buyer under the Restated Loan Agreement shall have been paid in full, the Buyer shall apply, on each Settlement Date, all Collections of Transferred Mortgage Assets deposited to the Collection Account pursuant to this Paragraph 5 (and not previously distributed) ratably as between the Seller first to the payment of accrued interest on each related Deferred Purchase Price, and then to the reduction of the principal amount of each related Deferred Purchase Price.

         Section  2.05. Repurchase or Substitution Procedures.

         (a) Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties made by the Seller in Section 4.01(t) of this Agreement with respect to any Transferred Mortgage Asset, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following such discovery. The Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee, repurchase such Transferred Mortgage Asset on the next succeeding Settlement Date for a repurchase price equal to the Repurchase Price of such Transferred Mortgage Asset. Each repurchase of a Transferred Mortgage Asset shall include the Mortgage Loan Collateral with respect to such Transferred Mortgage Asset. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Mortgage Asset. If the Seller is not the Servicer, the Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the next Settlement Date the Repurchase Price required to be paid pursuant to this subsection. If the Seller is the Servicer, the Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (b) Upon discovery by the Seller or the Buyer of a breach by the Seller of its covenant in Section 5.23 of this Agreement with respect to any Special Mortgage Loan, such party shall give prompt written notice thereof to the other parties, as soon as practicable and in any event within three Business Days following such discovery. The Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee or from the Collateral Agent on its behalf, repurchase such Special Mortgage Loan for a repurchase price equal to the

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

Repurchase Price of such Special Mortgage Loan. Each repurchase of a Special Mortgage Loan shall include the Mortgage Loan Collateral with respect to such Special Mortgage Loan. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Special Mortgage Loan. If the Seller is not the Servicer, the Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the repurchase date the Repurchase Price required to be paid pursuant to this subsection. If the Seller is the Servicer, the Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (c) If a Mortgage Note has been withdrawn for correction pursuant to Section 6.02 of this Agreement and the Seller has not delivered the corrected Mortgage Note to the Collateral Agent within twenty calendar days after such withdrawal, the Seller shall, upon not less than two Business Days' notice from the Buyer or its assignee or designee or from the Collateral Agent on its behalf, repurchase the related Mortgage Loan for a repurchase price equal to the Repurchase Price of such Mortgage Loan. Each repurchase of a Mortgage Loan shall include the Mortgage Loan Collateral with respect to such Mortgage Loan. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Mortgage Loan. If the Seller is not the Servicer, the Seller shall pay to the Servicer for deposit to the Collection Account on or prior to the repurchase date the Repurchase Price required to be paid pursuant to this subsection. If the Seller is the Servicer, the Seller shall deposit such Repurchase Price to the Collection Account on or prior to the next Settlement Date.

         (d) To the extent that any of the events occur that require the Seller to repurchase pursuant to Subsections 2.05(a), 2.05(b) and 2.05(c), but only so long as a Margin Deficit does not exist, the Seller may elect not to repurchase the effected purchased loans by delivering written notice to the Buyer, its successors and assigns.

         Section  2.06. Payments and Computations, Etc.

         (a) All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited no later than 11:00 a.m. (eastern time) on the day when due in same day funds to an account designated by the Buyer from time to time, which account shall initially be the Collection Account.

         (b) The Seller shall, to the extent permitted by law, pay to the Buyer interest on any amount not paid or deposited by such the Seller (whether as Servicer or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Alternate Base Rate, payable on demand.

         (c) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         Section  2.07. Intent of the Seller and the Buyer.

         Paragraph 6 of the Master Repurchase Agreement is hereby deleted and replaced with the following:

                  The Seller and the Buyer have structured this Agreement with the intention that each Purchase of Mortgage Assets hereunder be treated as a sale of such Mortgage Assets by the Seller to the Buyer for all purposes. The Seller and the Buyer shall record each related Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each related Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. In the event that, contrary to the mutual intent of the Seller and the Buyer, any Purchase of Mortgage Assets hereunder is not characterized as a sale or absolute transfer, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller hereby does grant) to the Buyer a first priority security interest in and to any and all Mortgage Assets, the related Mortgage Loan Collateral and the proceeds thereof to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

         Section  2.08. No Segregation of Assets.

         Paragraph 8 of the Master Repurchase Agreement is amended by deleting Paragraph 8 in its entirety and replacing it with the following:

                  Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any related Transactions as set forth in Paragraphs 3(c) or 11 of this Master Repurchase Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer. Upon transfer of the Mortgage Loans to Buyer as set forth in Paragraph 3(a) of this Master Repurchase Agreement and until termination of any Transactions as set forth in paragraphs 3(c) or 11 of this Master Repurchase Agreement and prior to the recordation of the assignments of mortgage by the Collateral Agent as provided for in the Restated Collateral Agency Agreement, record title in the name of the Seller or in the case of a MERS Designated Mortgage Loan MERS as nominee for the beneficial owner to each Mortgage shall be retained thereby in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. Nothing in this Master Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Assets or otherwise pledging or hypothecating the Purchased Mortgage Assets without the prior consent of the Seller, but no such transaction or provision hereof or provision of the Restated Collateral Agency Agreement shall relieve Buyer of its obligations to transfer Purchased Mortgage Assets (and, with respect to the Mortgage Loans, the same Mortgage Loans and not substitutes therefor) to Seller pursuant and subject to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Master Repurchase

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

         Agreement, Buyer agrees to execute promptly endorsements of the mortgage notes, assignments of the mortgages and UCC-3 assignments, releases or terminations related to such Transactions, to the extent that such documents are prepared by the Seller for Buyer's execution, are delivered to Buyer by the Seller and are necessary and appropriate, as reasonably determined by the Seller, to reconvey, without recourse, to the Seller and perfect title of like tenor to that conveyed to Buyer to the related Mortgage Loans. Buyer shall provide cooperation in assisting and directing the Collateral Agent to facilitate such preparation (without expense to Buyer).

                  Notwithstanding anything to the contrary set forth in this Master Repurchase Agreement, in no event shall Purchased Mortgage Assets remain in the custody of the Seller or any affiliate of the Seller, except as permitted under the Restated Collateral Agency Agreement.

         Section  2.09. Substitution.

         Paragraph 9 of the Master Repurchase Agreement is amended by deleting the existing Paragraph 9 in its entirety and replacing it with the following language:

         (a) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which the Seller does not have any existing right to substitute substantially the same Mortgage Assets for the Purchased Mortgage Assets, the Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to noon (12:00 p.m.) (New York time) on the preceding Business Day, to substitute substantially the same Mortgage Assets for any Purchased Mortgage Assets; provided, however, that Buyer, in its sole and absolute discretion, may elect, by the close of business on the Business Day next following the Business Day on which notice is received not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by the Seller's transfer to Buyer of additional Mortgage Assets, and after substitution, the substituted additional Mortgage Loans shall be deemed to be Purchased Mortgage Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer the Seller the right to terminate the Transaction. If the Seller elects to terminate such Transaction (which election shall be made in writing within five (5) Business Days of Buyer's offer to Seller of the right to terminate the transaction), the date of termination will be determined in accordance with Paragraph 3(c) of the Master Repurchase Agreement.

         (b) In the event the Seller exercises its right to substitute or terminate pursuant to subparagraph (a), the Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement Transactions; and
(ii) entering into or terminating hedge transactions, (B) to the extent Buyer determines not to enter into replacement Transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination and
(C) in the case of the termination of any Transaction, the related Repurchase Price for such Purchased Mortgage Assets. The foregoing amounts shall be determined and calculated solely by Buyer on a commercially reasonable basis.

                                   ARTICLE III

                             CONDITIONS OF PURCHASES

         Section  3.01. Conditions Precedent to Any Purchase from the Seller.

         The initial Purchase of Mortgage Assets from the Seller hereunder is subject to the conditions precedent that the Buyer shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the
Buyer:

         (a) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

         (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

         (c) Acknowledgment copies or time stamped receipt copies of financing statements, if any, and any amendments thereto, in form acceptable for filing and duly filed on or before the date of any Purchase hereunder, naming the Seller as the seller/debtor and the Buyer as the buyer/secured party, or other similar instruments or documents, as the Buyer may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Buyer's ownership of and security interest in the Transferred Mortgage Assets and Mortgage Loan Collateral and Collections with respect thereto.

         (d) Acknowledgment copies or time stamped receipt copies of financing statements, if any, in form acceptable for filing and necessary to release all security interests and other rights of any Person in the Transferred Mortgage Assets and Mortgage Loan Collateral previously granted by the Seller.

         (e) Completed requests for information, dated on or before the date of any Purchase hereunder, listing all effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Mortgage Assets or Mortgage Loan Collateral).

         (f) A favorable opinion of Honigman Miller Schwartz and Cohn LLP, counsel for the Seller, as to such matters as the Buyer may reasonably request.

         (g) Fully executed originals of the Restated Loan Agreement, Restated Subordination Agreement, the Restated Collateral Agency Agreement, and the Restated Performance Guaranties.

         Section  3.02. Conditions Precedent to All Purchases.

         Each Purchase hereunder shall be subject to the further conditions precedent that:

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

         (a) prior to 12:00 noon (eastern time) on the Business Day prior to the date of such Purchase, the Buyer and the Collateral Agent shall have received a bill of sale and blanket assignment, in the form set forth in Exhibit B hereto, and duly executed and delivered by the Seller, with respect to the Mortgage Assets included in such Purchase;

         (b) the Principal Mortgage Documents with respect to each Mortgage Loan included in such Purchase, other than Special Mortgage Loans, shall have been physically delivered to the possession of the Collateral Agent; provided that if such Purchase includes Special Mortgage Loans, the Collateral Value of such Special Mortgage Loans plus the Collateral Value of all Special Mortgage Loans then owned by the Buyer shall not exceed thirty percent (30%) of the Maximum Facility Amount (as defined in the Restated Loan Agreement) at such time and during the first five and last five Business Days of any month fifty percent (50%) of the Maximum Facility Amount (as defined in the Restated Loan Agreement) at such time.

         (c) Copies of the Take-Out Commitment Documents with respect to Conforming Loans and Non-Conforming Loans shall have been delivered to the possession of, or shall otherwise have been made available to, the Buyer or its assignee;

         (d) on the date of such Purchase the following statements shall be true (and the Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

                  (1)      The representations and warranties contained in
                  Section 4.01 are correct in all material respects on and as of the date of such Purchase as though made on and as of such date,

                  (2) No event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Default or would constitute a Default, and

                  (3) The Buyer shall not have delivered to the Seller a notice that the Buyer shall not make any further Purchases hereunder.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section  4.01. Representations of the Seller.

         Paragraph 10 of the Master Repurchase Agreement is amended by deleting the existing language in its entirety and replacing it with the following: The Seller represents and warrants as follows:

         (a) Organization and Good Standing. It (i) is a corporation duly incorporated and existing in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (iii) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (iv) is in compliance with all Requirements of Law, the failure to comply with which, individually or in the aggregate, could have a Material Adverse Effect.

         (b) Authorization and Power. It has the corporate power and requisite corporate authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party; it is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and is and will continue to be duly authorized to perform this Agreement and such other Transaction Documents.

         (c) No Conflicts or Consents. Neither the execution and delivery by it of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (i) contravene or conflict with any Requirement of Law to which it is subject, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which its Property may be subject, except where such contravention or conflict would not reasonably be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien on the Property of the Seller (other than the sale of the Transferred Mortgage Assets as contemplated by this Agreement).

         (d) Enforceable Obligations. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed by it and are its legal, valid and binding obligations, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

         (e) Full Disclosure. There is no fact known to it that it has not disclosed to the Buyer that could have a Material Adverse Effect. Neither its financial statements nor any Purchase Request, officer's certificate or statement delivered by it to the Buyer in connection with this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make such information not misleading.

         (f) No Default. It is not in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound, if such default would also be a Default or an Event of Default under Section 11(v) of this Master Repurchase Agreement.

         (g)      Litigation.

                           (i) Except as set forth on Schedule II to this Agreement, there are no actions, suits or proceedings, including arbitrations and administrative actions, at law or in equity, either by or before any Governmental Authority, now pending or, to its knowledge, threatened by or against it or any of its Subsidiaries, and pertaining to any Governmental Requirement affecting its Property or rights or any of its Subsidiaries that if determined adversely to the Seller could reasonably be expected to have a Material Adverse Effect.

                           (ii) Neither it nor any of its Subsidiaries is in default with respect to any Governmental Requirements, which default could reasonably be expected to have a Material Adverse Effect.

                           (iii) The Seller is not liable on any judgment, order or decree (or any series of judgments, orders, or decrees) having an aggregate liability or $100,000 or more that is not covered by insurance and that has not been paid, stayed or dismissed within 30 days.

         (h) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges upon it or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on its books, except where such failure to file or pay would not reasonably be expected to have Material Adverse Effect. It has no knowledge of any proposed tax assessment against it that would have a Material Adverse Effect.

         (i) Indebtedness. If the Servicer is the Seller or an Affiliate thereof, the Servicer is in compliance with the maximum leverage test set forth in Section 5.22 of this Agreement.

         (j)      Permits, Patents, Trademarks, Etc.

                           (i) It has all permits and licenses necessary for the operation of its business, the absence of which would reasonably be expected to have a Material Adverse Effect.

                           (ii) It owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, that are necessary for the operation of its business without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair any of such rights.

         (k) Status Under Certain Federal Statutes. It is not (i) a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility," as such term is defined in the Federal Power Act, as amended, (iii) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (iv) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and it is not a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         (l) Securities Acts. It has not issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

         (m) No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by it of any document with, or the taking of any other action in respect of, any Governmental Authority that has jurisdiction over it or any of its Property.

         (n) Environmental Matters. There have been no past, and there are no pending or threatened, claims, complaints, notices, or governmental inquiries against it regarding any alleged violation of, or potential liability under, any environmental laws that could reasonably be expected to have a Material Adverse Effect. No conditions exist at, on or under any Property now or previously owned or leased by it that could give rise to liability under any environmental law that could reasonably be expected to have a Material Adverse Effect.

         (o) Eligibility. The Seller is approved and qualified and in good standing as a lender or seller/servicer, as follows:

                           (i)      The Seller is a Fannie Mae approved
                  seller/servicer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be sold to Fannie Mae.

                           (ii) The Seller is a Freddie Mac approved seller/servicer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be sold to Freddie Mac.

                           (iii) The Seller is an approved Ginnie Mae issuer (in good standing) of mortgage loans, eligible to originate, purchase, hold, sell and service mortgage loans to be pooled into Ginnie Mae MBS Pools and to issue Ginnie Mae MBS.

         (p) Principal Office, Etc. The principal office, chief executive office and principal place of business of the Seller is at Englewood, Colorado.

         (q)      Financial Condition. (i) The Seller has delivered to the Buyer
(x) copies of the consolidated balance sheet of Pulte, as of December 31, 2001, and the related consolidated statements of income, stockholder's equity and cash flows of Pulte for the year ended on such date, certified by independent certified accountants of recognized national standing; and (y) copies of the unaudited consolidated balance sheet for Pulte, as of June 30, 2002, and the related statements of income, stockholder's equity and cash flows of Pulte for the six (6) months ended on such date (the "Interim Statements") and all such financial statements fairly present the financial condition of the Seller as of their respective dates, subject, in the case of the Interim Statements, to normal year end adjustments and the results of operations of the Seller for the periods ended on such dates and have been prepared in accordance with GAAP.

                           (i) As of the date thereof, there are no material obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of the Seller that are required to be reflected therein in accordance with GAAP and that are not reflected therein.

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

                           (ii) No change that constitutes a Material Adverse Effect has occurred in the financial condition or business of the Seller since September 30, 2000.

         (r) Employee Benefit Plans. (i) No Employee Plan of the Seller or any ERISA Affiliate has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), (ii) neither the Seller nor any ERISA Affiliate has incurred liability under ERISA to the PBGC, (iii) neither the Seller nor any ERISA Affiliate has partially or fully withdrawn from participation in a Multiemployer Plan, (iv) no Employee Plan of the Seller or any ERISA Affiliate has been the subject of involuntary termination proceedings,
(v) neither the Seller nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code), and (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred in connection with any Employee Plan of the Seller or any ERISA Affiliate other than events for which the notice requirement is waived under applicable PBGC regulations.

         (s) Ownership. On the date of this Agreement, Pulte holds beneficial ownership of 100% of the issued and outstanding shares of each class of the stock of the Seller. The Seller is the owner of all of the issued and outstanding shares of each class of stock of the Buyer.

         (t) Eligible Mortgage Assets. Each Mortgage Asset purported to be sold by the Seller hereunder is an Eligible Mortgage Asset as of the date of such sale, and each such Mortgage Asset, together with the related Mortgage Loan Collateral, is owned (immediately prior to its sale hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer). When Buyer acquires a Transferred Mortgage Asset by Purchase hereunder, it shall acquire good and marketable title to such Transferred Mortgage Asset and the related Mortgage Loan Collateral and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Buyer), and no effective financing statement or other instrument similar in effect covering any Transferred Mortgage Asset, any interest therein, the related Mortgage Loan Collateral or Collections with respect thereto is on file in any recording office except such as may be filed in favor of Buyer in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Buyer. In addition, with respect to each Mortgage Loan sold to the Buyer that is subsequently sold to Freddie Mac, the Seller hereby makes the representations and warranties set forth in the Freddie Mac Selling Guide and the Seller's Master Agreement and Mortgage Loan Purchase Agreement with Freddie Mac. In addition, with respect to each Mortgage Loan sold to Buyer that is subsequently sold to Fannie Mae, the Seller hereby makes the representations and warranties (collectively, the "Fannie Mae Representations and Warranties") set forth in the Fannie Mae Selling and Servicing Guides, the Mortgage Selling and Servicing Contract between the Seller and Fannie Mae, and Master Agreement No. MDO2278 by and among Fannie Mae and the Seller, as amended from time to time, and all subsequent master agreements entered into by and among Fannie Mae and the Seller (collectively, the "Fannie Mae Incorporated Documents") as though the Fannie Mae Representations and Warranties were fully set forth herein. The Fannie Mae Incorporated Documents are incorporated herein by reference as though fully set forth herein, and the Fannie Mae Representations and Warranties shall survive the delivery of any Mortgage Loan to Fannie Mae. Further, with respect to each Non-Conforming Loan, the Seller hereby makes the representations and warranties set forth in the related mortgage loan purchase agreement, seller/servicer guide or other similar agreement with the applicable Approved Investor.

         (u) No Intent to Hinder Creditors. The transfers of Transferred Mortgage Assets by the Seller to the Buyer pursuant to this Agreement, and all other transactions between the Seller and the Buyer, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller.

         (v) No Adverse Selection. No selection procedure was utilized by the Seller in selecting the Transferred Mortgage Assets to be transferred to the Buyer hereunder which the Seller reasonably believes to be adverse to the interests of the Buyer.

         (w) Trade Names. Except as set forth on Schedule I hereto, the Seller is neither known by nor uses any trade name or doing-business-as name.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01.

         The Seller shall at all times comply with the covenants contained in this Article V, from the date hereof until the later of the Facility Termination Date and the date all of the Obligations are paid in full.

         Section 5.02. Financial Statements and Reports.

         The Seller shall furnish to the Buyer the following, all in form and detail reasonably satisfactory to the Buyer:

         (a) promptly after becoming available, and in any event within 120 days after the close of each fiscal year of the Seller and Pulte, the audited consolidated balance sheet of Seller and Pulte as of the end of such fiscal year, and the related statements of income, stockholder's equity and cash flows of the Seller and Pulte for such year accompanied by (i) the related report of independent certified public accountants which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred and (ii) if issued, the auditor's letter or report to management customarily given in connection with such audit;

         (b) promptly after becoming available, and in any event within 60 days after the end of each fiscal quarter, excluding the fourth fiscal quarter of each fiscal year of the Seller and Pulte, the unaudited consolidated balance sheet for Pulte as of the end of such fiscal quarter and the related statements of income, stockholders' equity and cash flows of each of Pulte for such fiscal quarter and the period from the first day of the then current fiscal year of the Seller and Pulte through the end of such fiscal quarter, and, in the case of those financial statements of the Seller, certified by a Financial Officer of Seller, to have been prepared in accordance with GAAP applied on a basis consistent with prior periods, subject to normal year-end adjustments;

         (c) promptly and in any event within twenty (20) days after the request of the Buyer at any time and from time to time, a certificate, executed by the president or chief financial officer of the Seller, setting forth all of the Seller's warehouse borrowings and a description of the collateral related thereto; provided that, as long as not Event of Default has occurred and is continuing, such request may be made no more frequently than annually;

         (d) no later than 11:00 a.m. (eastern time) on the fifteenth day of each month and within twenty (20) days after request by the Buyer, a report executed by a Financial Officer of the Seller, in form reasonably satisfactory to the Buyer ("Seller Report") which shall provide as of the last day of the previous month (or of the date of such request) (i) an aging of mortgage loans owned by the Buyer, and (ii) such other information as the Buyer may reasonably request;

         (e) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any "reportable event" defined in Article IV of ERISA that the Seller files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor receives from the PBGC;

         (f) immediately after becoming aware of the expiration, forfeiture, termination, or cancellation of, or default under, any Take-Out Commitment, telephone notice thereof confirmed in writing within one Business Day, together with a statement as to what action the Buyer proposes to take with respect thereto; provided that no such notice need be given if such Take-Out Commitment, is replaced by another Take-Out Commitment;

         (g) with respect to Take-Out Commitments, by noon (eastern time) on the first Business Day of each week, a Hedge Report;

         (h) at least ten Business Days prior to any change in a Seller's name, a notice setting forth the new name and the effective date thereof; and

         (i) such other information concerning the business, properties or financial condition of the Seller as the Buyer may reasonably request.

         Section 5.03. Taxes and Other Liens.

         The Seller shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien upon any or all of its Property; provided, however, the Seller shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by it or on its behalf and if it shall have set up reserves therefor adequate under GAAP.

         Section 5.04. Maintenance.

         The Seller shall (i) maintain its corporate existence, rights and franchises and (ii) observe and comply in all material respects with all Governmental Requirements.

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

         Section 5.05. Further Assurances.

         (a) The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or reasonably desirable, or that the Buyer or its assignee may reasonably request, to perfect, protect or more fully evidence the sale of Mortgage Assets under this Agreement, or to enable the Buyer or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the reasonable request of the Buyer or its assignee, (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Mortgage Assets; and (ii) deliver to the Buyer and/or the Collateral Agent copies of all Mortgage Loan Collateral relating to the Transferred Mortgage Assets and all records relating thereto, whether in hard copy or in magnetic tape or diskette format.

         (b) The Seller authorizes the Buyer or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Mortgage Assets, the related Mortgage Loan Collateral and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

         Section 5.06. Insurance.

         (a) The Seller shall maintain with financially sound and reputable insurers, insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds in form and with coverage and with a company reasonably satisfactory to the Buyer and with respect to such individuals or groups of individuals as the Buyer may reasonably designate.

         (b) The Seller for so long as it is the Servicer of the Transferred Mortgage Assets shall use its best efforts to cause (i) all improvements on the land covered by each Mortgage related to any Transferred Mortgage Assets to be insured by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of the original mortgagee and its successors and, and (ii) each such policy to be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders.

         (c) In the event that the Seller shall obtain and maintain a blanket policy issued by an issuer that has a Best rating acceptable to Fannie Mae insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.05(b) and otherwise complies with all other requirements of Section 5.05(b), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.05(b), it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related mortgaged property a policy complying with Section 5.05(b), and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present, on behalf of the Buyer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Buyer or its assigns, the Seller shall cause to be delivered to the Buyer or its assigns a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Buyer or its assigns.

         Section 5.07. Accounts and Records.

         The Seller shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to re-create all records pertaining to the performance of the Seller's obligations under the Take-Out Commitments and other agreements made with reference to any Mortgage Loans in the event of the destruction of the originals of such records). The Seller will keep and maintain all servicing records, pursuant to all Governmental Requirements and as required by all Approved Investors.

         Section 5.08. Right of Inspection.

         The Seller shall permit any officer, employee or agent of the Buyer or its assignee to visit and inspect any of its Properties, examine its books of record and accounts, and discuss its affairs, finances and accounts with its officers, accountants and auditors, all at such times during reasonable business hours and as often as the Buyer or its assignee may desire upon prior notice, provided, however, that (i) except during the continuation of an Event of Default, such inspections and examinations may be performed only once annually, and (ii) such inspections and examinations shall be conducted in a manner that does not interfere with the normal operations of the Seller.

         Section 5.09. Notice of Certain Events.

         The Seller shall promptly notify the Buyer upon (i) any dispute between the Seller and any Governmental Authority or any other Person that, if adversely determined, would have a Material Adverse Effect; (ii) any material adverse change in the business, operations or financial condition of the Seller, including, without limitation, the Seller's insolvency; (iii) any event or condition known to it that, if adversely determined, would have a Material Adverse Effect; (iv) the receipt of any notice from, or the taking of any other action by any Approved Investor indicating an intent not to honor, or claiming a default under a Take-Out Commitment, together with a detailed statement by a responsible officer of the Seller specifying the notice given or other action taken by such Approved Investor and the nature of the claimed default and what action the Seller is taking or proposes to take with respect thereto, (v) the receipt of any notice from, and or the taking of any action by any Governmental Authority indicating an intent to cancel the Seller's right to be either a seller or servicer of such Governmental Authority's insured or guaranteed Mortgage Loans and (vi) the receipt of any notice of any final judgment or order for payment of money applicable to the Seller in excess of $1,000,000.

         Section 5.10. Performance of Certain Obligations.

         The Seller shall perform and observe in all material respects each of the provisions of each Mortgage Loan transferred hereunder and the related Take-Out Commitment on its part to be performed or observed and will cause all things to be done that are necessary to have each item of the Transferred Mortgage Assets comply with the requirements of the related Take-Out Commitment.

         Section 5.11. Notice of Default.

         The Seller shall furnish to the Buyer immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action that the Seller is taking or proposes to take with respect thereto.

         Section 5.12. Compliance with Laws and Material Agreements.

         The Seller shall comply with (a) all applicable laws, rules, regulations and orders, and (b) material agreements, indentures, mortgages and corporate documents, except to the extent that the failure so to comply would not be reasonably expected to have a Material Adverse Effect.

         Section 5.13. Deposits of Proceeds.

         The Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, cash or cash proceeds other than payments in respect of Take-Out Commitments and other Collections of Transferred Mortgage Assets.

         Section 5.14. Closing Instructions.

         The Seller agrees to indemnify and hold the Buyer and its assignee harmless from and against any loss, including attorneys' fees and costs, attributable to the failure of a title insurance company, agent or approved attorney to comply with the disbursement or instruction letter or letters of the Seller relating to any Mortgage Loan included in the Transferred Mortgage Assets.

         Section 5.15. Special Affirmative Covenants Concerning Transferred Mortgage Assets.

         (a) The Seller shall service or cause to be serviced pursuant to the Restated Loan Agreement all Mortgage Loans sold by it and included in the Transferred Mortgage Assets in accordance with the standard requirements of the issuers of Take-Out Commitments covering the same and all applicable Fannie Mae or Freddie Mac requirements, including without limitation taking all actions necessary to enforce the obligations of the Obligors under such Mortgage Loans. The Seller shall hold all escrow funds collected in respect of Mortgage Loans, without commingling the same with any other non-escrow funds, and apply the same for the purposes for which such funds were collected.

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

         (b) The Seller shall, no less than on an annual basis, review financial statements, compliance with financial parameters, Fannie Mae/Freddie Mac approvals (if applicable) and state licenses of all Persons from whom the Seller acquires Mortgage Loans.

         Section 5.16. Limitations on Mergers and Dissolutions.

         The Seller shall not (i) merge or consolidate with or into any corporation, unless the Seller is the surviving entity of any such merger or consolidation nor (ii) liquidate or dissolve.

         Section 5.17. Fiscal Year.

         The Seller shall not change its fiscal year other than to conform with changes that may be made to the Pulte fiscal year and then only after notice to the Buyer and after whatever reasonable amendments are made to this Agreement as may be required by the Buyer in order that the reporting criteria for the financial covenants contained in this Article V remain substantially unchanged.

         Section 5.18. Actions with Respect to Transferred Mortgage Assets. The Seller shall not:

         (a) Compromise, extend, release, or adjust payments on any Transferred Mortgage Loan, accept a conveyance of mortgaged Property in full or partial satisfaction of any Mortgage debt or release any Mortgage securing or underlying any Transferred Mortgage Loan except as permitted by the related Approved Investor or as contemplated in the servicing guidelines distributed thereby; or

         (b) Agree to the amendment or termination of any Take-Out Commitment in which the Buyer has an interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which the Buyer has an interest hereunder.

         Section 5.19. Net Worth.

         The Seller's Net Worth shall never be less than $10,000,000.

         Section 5.20. Employee Benefit Plans.

         The Seller shall not permit any of the events or circumstances described in Section 4.01(r) to exist or occur.

         Section 5.21. Change of Principal Office.

         The Seller shall not move its principal office, executive office or principal place of business from the address set forth in Section 4.01(p) without 30-days' prior written notice to the Buyer.

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

         Section 5.22. Maximum Leverage.

         The Seller shall not permit its Adjusted Liabilities to exceed 15 times its Adjusted Net Worth.

         Section 5.23. Delivery of Special Mortgage Loans.

         The Seller shall deliver to the Collateral Agent, within nine (9) Business Days after the date of transfer hereunder of any Special Mortgage Loan from the Seller, the Principal Mortgage Documents relating to such Special Mortgage Loan; provided that at any time, except the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent, shall not exceed thirty percent (30%) of the Maximum Facility Amount (as defined in the Restated Loan Agreement) at such time and during the first five and last five Business Days of any month, the portion of total Collateral Value that may be attributable to Special Mortgage Loans with respect to which the related Principal Mortgage Documents have not been delivered to the Collateral Agent within nine (9) Business Days after the date the Assignment was delivered to the Collateral Agent shall not exceed fifty percent (50%) of the Maximum Facility Amount (as defined in the Restated Loan Agreement) at such time.

         Section 5.24. Change in Business.

         The Seller will not make any change in the character of its business that would adversely affect the collectability of the Transferred Mortgage Assets or the ability of the Seller to perform its obligations under this Agreement.

         Section 5.25. Separate Conduct of Business.

         The Seller will: (i) maintain separate corporate records and books of account from those of the Buyer; (ii) conduct its business from an office separate from that of the Buyer; (iii) ensure that all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms separate from those of the Buyer; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Buyer; (vi) not engage in any transaction with the Buyer except as contemplated by this Agreement or as permitted by the Restated Loan Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with GAAP and (B) that the assets of the Buyer are not available to pay the creditors of the Seller.

         Section 5.26. Sales, Liens, Etc.

         Except for the sales of Transferred Mortgage Assets contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Mortgage Asset or Mortgage

Loan Collateral, or Collections related thereto, or upon or with respect to any account to which any Collections of any Transferred Mortgage Assets are sent, or assign any right to receive income in respect thereof.

         Section 5.27. Operations and Properties.

         The Seller shall act prudently and in accordance with customary industry standards in managing and operating its Property and shall continue to underwrite, hedge and sell Mortgage Loans in the same diligent manner it has applied in the past and take no greater credit or market risks than are currently being borne by it.

         Section 5.28. Performance Guarantor Credit Rating.

         If at any time any of the senior debt of the Performance Guarantor, which is publicly held, shall fail to bear a rating of at least BBB- by S&P, Ba1 by Moody's or BBB-by Fitch, the Seller shall give the Buyer or its assigns written notice of such change in rating, within two Business Days of the date on which such change is announced by either of these rating agencies.

         Section 5.29. Take-Out Commitments.

         The Seller shall use its best efforts to obtain, and maintain in full force and effect, Take-Out Commitments reflecting total Approved Investor obligations, as of each determination, equal to the total of the original principal balances of the Seller's entire portfolio of Mortgage Loans. Each of such Take-Out Commitments shall reflect only those terms and conditions as are permitted hereunder or are acceptable to the Administrative Agent. The Seller shall use its best efforts to obtain, and maintain in full force and effect, forward purchase commitments (which may include options to sell Mortgage Loans to Approved Investors, so long as the Approved Investor is bound thereby) issued by Approved Investors and obligating such Approved Investors to purchase a portion of the Seller's subsequently acquired Mortgage Loans.

         Section 5.30. Environmental Compliance.

         The Seller shall use and operate all of its facilities and properties in compliance with all environmental laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in compliance with all applicable environmental laws, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.01. Servicing.

         So long as the Restated Loan Agreement remains in effect, the servicing, administration and collection of the Transferred Mortgage Assets will be conducted by the Person designated as the Servicer pursuant to the Restated Loan Agreement and in the manner provided in the Restated Loan Agreement. If the Restated Loan Agreement is terminated, the parties hereto agree to enter into a servicing arrangement on terms substantially similar to those contained in the Restated Loan Agreement. The parties acknowledge that the Seller has been designated as the initial Servicer pursuant to the terms and provisions of the Restated Loan Agreement.

         Section 6.02. Correction of Mortgage Notes.

         The Buyer may from time to time request, in writing, that the Collateral Agent deliver a Mortgage Note that constitutes Transferred Mortgage Assets so that such Mortgage Note may be replaced by a corrected Mortgage Note. Upon receipt by the Collateral Agent of such a request, and so long as no Default or Event of Default shall be in existence, the Collateral Agent is permitted to deliver to the Buyer or the Servicer the Mortgage Note to be corrected, such delivery to be conditioned upon the receipt by the Collateral Agent of a corrected Mortgage Note acceptable to it within 14 calendar days after such delivery; provided, that at no time shall the Collateral Value of Mortgage Notes which have been so delivered and have not been replaced with corrected Mortgage Notes hereunder exceed $5,000,000. If the corrected Mortgage
Note is not received within such time, then, beginning on the first Business Day following such fourteenth calendar day, the Collateral Agent shall assign such Mortgage Loan a Collateral Value of zero.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.01. Events of Default.

         (a) Section 11 is amended by deleting such Section in its entirety and substituting the following therefor:

                  (i) the Seller fails to make (A) any payment required under Section 2.03 or 2.04 by the day that such payment is due, or (B) payment of any cost, expense, indemnity payment or other amount due hereunder, and such failure continues for five Business Days after written notice thereof; or, while the Seller is acting as the Servicer, the Servicer fails to make any payment or deposit to be made by it under this Agreement or the Master Repurchase Agreement by the third Business Day after the date such payment is due; or

                  (ii) the Seller or, while the Seller is acting as the Servicer, the Servicer fails to keep or perform any covenant or agreement contained in this Agreement or the Master Repurchase Agreement (other than as referred to in clause (i) above) and such failure continues unremedied beyond the expiration of any applicable grace or notice period which may be expressly provided for in such covenant or agreement, or, if no such period is specified, within thirty (30) days after written notice thereof; or

                  (iii)    [Intentionally Deleted]

                  (iv) any statement, warranty or representation by or on behalf of the Seller contained in this Agreement or the Master Repurchase Agreement or any Purchase Request, officer's certificate or other writing furnished in connection with this

         Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made, provided that a breach of a representation or covenant that affects an individual Mortgage Loan shall not constitute an Event of Default; or

                  (v) (i) the Seller, the Servicer (so long as the Servicer and the Seller are the same entity) or the Performance Guarantor fails to make when due or within any applicable grace period any payment on any other Indebtedness with an unpaid principal balance of over $1,000,000.00 ($10,000,000 with respect to the Performance Guarantor); or (ii) any event or condition occurs under any provision contained in any such obligation or any agreement securing or relating to such obligation (or any other breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit with the giving of notice or lapse of time or both the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or (iii) any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or (iv) any of the foregoing occurs with respect to any one or more items of Indebtedness of the Seller, the Servicer (so long as the Servicer and the Seller are the same entity) or the Performance Guarantor with unpaid principal balances exceeding, in the aggregate, $1,000,000.00 ($10,000,000 with respect to the Performance Guarantor); or

                  (vi) any Purchase of Mortgage Assets hereunder and the Mortgage Loan Collateral and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Mortgage Assets, Mortgage Loan Collateral and Collections free and clear of any Adverse Claim and the Seller fails to repurchase such Mortgage Assets pursuant to Section 2.04; or

                  (vii) the Seller shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or

                  (viii) the Seller shall (A) apply for or consent to the appointment of a receiver, trustee, Collateral Agent, intervenor or liquidator of it or of all or a substantial part of its assets, (B) file a voluntary petition in bankruptcy, (C) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any Debtor Laws, (D) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (E) take corporate action for the purpose of effecting any of the foregoing; or

                  (ix) an involuntary petition or complaint shall be filed against the Seller seeking bankruptcy or reorganization of the Seller or the appointment of a receiver, custodian, trustee, intervenor or liquidator of the Seller, or all or substantially all of the assets of the Seller, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or, decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of the Seller or appointing a receiver, custodian, trustee, intervenor or liquidator of the Seller, or of all or substantially all of assets of the Seller; or

                  (x) an Event of Default shall have occurred under the Restated Loan Agreement;

(each of the foregoing, an "Event of Default") then, and in any such event, the Buyer may, by notice to the Seller, take either or both of the following actions: (A) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (B) subject to the provisions of the Restated Loan Agreement, designate another Person to succeed the Seller as Servicer (without payment of any servicer termination fees); provided, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (vii), (viii) or (ix) of this Paragraph 11(a), the Facility Termination Date shall occur. Upon any such declaration or designation or upon such automatic termination, the Buyer shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Transferred Mortgage Assets provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (b) The parties hereto recognize that the Seller's obligations to Buyer under this Agreement and the Master Repurchase Agreement are special, unique and of extraordinary character. If an Event of Default occurs hereunder, the Seller agrees that Buyer may enforce this Agreement and the Master Repurchase Agreement by a proceeding for specific performance or other equitable remedy including, without limitation, a proceeding in which replevin or injunction is sought by Buyer. The Seller hereby waives to the fullest extent permitted by law any and all rights it may have by statute, constitution or otherwise, to (i) assert the defense of adequacy of a remedy at law that might be asserted as a bar to such proceeding, and (ii) the fixing, imposition or posting of a bond or other security by Buyer as a condition to obtaining any equitable relief sought by Buyer, which relief the Seller further agrees may be obtained ex parte without prior notice to the Seller provided a hearing is substantially provided Seller within a reasonable time after any ex parte relief may be granted Buyer. Seller further agrees that the rights and remedies hereunder are cumulative, and are not exclusive of any rights, powers, privileges, or remedies, now or thereafter existing, at law, or in equity or otherwise.

         Section 7.02. Remedies.

         (a) If an Event of Default occurs with respect to the Seller, the following rights and remedies are available to the Buyer:

                  (i) At the option of the Buyer, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

                  (ii) If the Buyer exercised or is deemed to have exercised the option referred to in subsection (a)(i) of this Section:

                           (A) the Seller's obligations hereunder to repurchase all Purchased Mortgage Assets in such Transactions shall thereupon become immediately due and payable, and

                           (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any proceeds from the sale of Purchased Mortgage Assets applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section, and
                                    (II) any amounts applied to the Repurchase
                                    Price pursuant to subsection (a)(iii) of this Section).

         (iii) The Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory any or all Mortgage Assets subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchase Assets, to give the Seller credit for such Purchase Assets in an amount equal to the Collateral Value of the Purchased Mortgage Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The proceeds of any disposition of Purchased Mortgage Assets shall be applied first to the costs and expenses incurred by the Buyer in connection with the defaulting Seller's default; second to Buyer's costs (including fees and expenses of counsel to Buyer) of cover and/or related hedging or similar transactions (including any transaction described in paragraph 8 of the Master Repurchase Agreement); third to the Repurchase Price; and fourth to any other outstanding obligation of the Seller to the Buyer or its affiliates.

         (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Assets may not be liquid. In view of the nature of the Purchased Mortgage Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Assets and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Assets on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the good faith judgment of Buyer.

         (v) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement and the Master Repurchase Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Mortgage Assets or any portion thereof, and collect the payments due with respect to the Purchase Assets or any portion thereof. The Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

         (vi) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a security party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and the Seller.

         (vii) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and
                  (iii) of this Section, at any time thereafter without notice to the Seller. All rights and remedies arising under this Agreement and the Master Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         (viii) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by the Seller to Buyer pursuant to this Agreement and the Master Repurchase Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Assets or proceeds thereof, and all other sums or obligations owed by the Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement and the Master Repurchase Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's rights to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from the Seller shall be returned to the Seller after satisfaction of all obligations of Seller to Buyer.

         (ix) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives any defense the Seller might otherwise have to require Buyer to enforce its rights by judicial process. The Seller also waives any defense the Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Items, or from any other election of remedies. The Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

         (x) Notwithstanding anything to the contrary herein, the Buyer shall have no right to proceed against any assets of the Seller other than the Purchased Mortgage Assets in the event of a default in the Seller's obligation to repurchase any Purchased Mortgage Assets pursuant to Section 3(b) or 3(c) of the Master Repurchase Agreement, as modified by this Agreement. Such obligation of the Seller to repurchase Purchased Mortgage Assets pursuant to Section 3(b) and 3(c) of the Master Repurchase Agreement, as modified by this Agreement, shall be recourse solely to the Purchased Mortgage Assets, in the aggregate, and the Seller shall have no obligation in respect of any deficiencies. By contrast, the Seller's obligation to repurchase Purchased Mortgage Assets pursuant to Section 2.5 hereunder shall be recourse to the assets of the Seller.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.01. Indemnities by the Seller.

         Without limiting any other rights which the Buyer may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Buyer and its assigns and transferees (each, an "Indemnified Party") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts"), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the purchase of any Transferred Mortgage Assets or in respect of any Transferred Mortgage Asset or any related Mortgage Loan Collateral, including, without limitation, arising out of or as a result of:

         (a) the inclusion, or purported inclusion, in any Purchase of any Mortgage Asset that is not an Eligible Mortgage Asset on the date of such Purchase, or the characterization in any statement made by the Seller of any Transferred Mortgage Asset as an Eligible Mortgage Asset which is not an Eligible Mortgage Asset as of the date of such statement;

         (b) any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect when made;

         (c) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Transferred Mortgage Asset or the related Mortgage Loan Collateral, or the failure of any Transferred Mortgage Asset or the related Mortgage Loan Collateral to conform to any such applicable law, rule or regulation;

         (d) the failure to vest in the Buyer absolute ownership of the Mortgage Assets that are, or that purport to be, the subject of a Purchase under this Agreement and the Mortgage Loan Collateral and Collections in respect thereof, free and clear of any Adverse Claim;

         (e) the failure of the Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Mortgage Assets that are, or that purport to be, the subject of a Purchase under this Agreement and the Mortgage Loan Collateral and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

         (f) any claim by any Obligor arising out of the Seller's activities in connection with originating or purchasing any Transferred Mortgage Asset or any offset by any Obligor against the Seller arising out of acts by the Seller;

         (g) any failure of the Seller, as Seller or Servicer, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Mortgage Loan Collateral related to a Transferred Mortgage Asset;

         (h) the commingling of Collections of Transferred Mortgage Assets by the Seller or a designee of the Seller, as Servicer or otherwise, at any time with other funds of the Seller or an Affiliate of the Seller;

         (i) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Transferred Mortgage Assets or the Mortgage Loan Collateral or Collections with respect thereto or in respect of any Transferred Mortgage Asset or related Mortgage Loan Collateral;

         (j) any failure of the Seller to comply with its covenants contained in Section 5.01; or

         (k) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Transferred Mortgage Asset.

         It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Mortgage Assets and (ii) that nothing in this Section 8.01 shall require Seller to indemnify any Person (A) for Mortgage Assets which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Mortgage Asset or any related Mortgage Loan Collateral.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01. Amendments, Etc.

         No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Buyer, and by any assignee of the Buyer if the amendment or waiver in any way affects any right, remedy or obligation of the Buyer to such assignee, and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Buyer or any assignee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 9.02. Notices, Etc..

         All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         Section 9.03. Binding Effect; Assignability.

         (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Buyer and their respective successors and assigns; provided, however, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Buyer, or as provided in the next sentence. In connection with any sale or assignment by the Buyer of all or a portion of the Transferred Mortgage Assets, the buyer or assignee (including Fannie Mae, Freddie Mac or any other Approved Investor or other purchaser to whom rights under this Agreement may be assigned but only with respect to an assignment made following and during the continuance of an Event of Default), as the case may be, shall, to the extent specifically provided in connection with its purchase or assignment, under a master agreement or otherwise (in the case of Mortgage Loans delivered to Fannie Mae), have all rights and remedies of the Buyer under this Agreement (as if such buyer or assignee, as the case may be, were the Buyer hereunder) and without limitation of the foregoing, all representations and warranties (including Fannie Mae Representations and Warranties in the case of Mortgage Loans delivered to Fannie
Mae) made by the Seller to Buyer shall be directly enforceable by such buyer or assignee, except to the extent specifically provided in the agreement between the Buyer and such buyer or assignee, as the case may be.

         (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Obligations are paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04 and 9.05 shall be continuing and shall survive any termination of this Agreement.

         Section 9.04. Costs, Expenses and Taxes, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted to the Buyer pursuant to Article VIII hereof, the Seller agrees to pay on demand all out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Buyer with respect thereto and with respect to advising the Buyer as to its rights and remedies under this Agreement, and the Seller agrees to pay all reasonable costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder excluding, however, any costs of enforcement or collection of Transferred Mortgage Assets which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

         (b) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         Section 9.05. No Proceedings.

         The Seller hereby agrees that it will not institute against the Buyer any proceeding of the type referred to in Section 7.01(a)(viii) or (ix) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Obligations are paid in full.

         Section 9.06. GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

         Section 9.07. Third Party Beneficiary.

         Each of the parties hereto hereby acknowledges that the Buyer may assign or grant a security interest in all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign or grant a security interest in their rights under this Agreement, and the Seller hereby consents to any such assignments or grants of security interests. All such assignees, including parties to the Restated Loan Agreement in the case of assignment or the grant of a security interest to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Buyer's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment. Notwithstanding any provision to the contrary contained in this Agreement, with respect to each Mortgage Loan sold to Buyer that is subsequently sold to Fannie Mae, in addition to the other rights and remedies granted herein, Fannie Mae shall have, and may exercise any and all rights and remedies that are available to Fannie Mae under the Fannie Mae Incorporated Documents as a result of a breach of any of the Fannie Mae Representations and Warranties. Fannie Mae's definition or determination of what event constitutes a breach shall be determinable by Fannie Mae under the terms of the Fannie Mae Incorporated Documents. All rights and remedies granted herein are cumulative and non-exclusive, and the exercise of any one shall not preclude the exercise of others.

         Section 9.08. Execution in Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 9.09. Repurchase Transactions.

         Buyer may in its sole discretion engage in repurchase transactions with the Purchased Mortgage Assets or otherwise pledge or hypothecate the Purchased Mortgage Assets with a counterparty of Buyer's choice; provided, however, that no such transaction by Buyer shall relieve Buyer of its obligations to Seller in connection with the repurchase by Seller of any Purchased Mortgage Assets in accordance with the terms of this Agreement and that, upon demand by Seller, Buyer shall redeliver to Seller such repurchased Purchased Mortgage Assets as are specifically identified by Seller free and clear of any liens or encumbrances created, or permitted or suffered to be created, by Buyer.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER AND SERVICER:       PULTE MORTGAGE CORPORATION

                           By: /s/ David M. Bruining
                               ---------------------
                           Name: David M. Bruining
                           Title:  Senior Vice President/Chief Financial Officer

                           7475 South Joliet Street
                           Englewood, Colorado 80112
                           Telephone: (303) 740-3386
                           Facsimile: (303) 741-2946

BUYER:                     PULTE FUNDING, INC.

                           By: /s/ John D'Agostino
                               -------------------
                           Name: John D'Agostino
                           Title: Vice President

                           7475 South Joliet Street
                           Englewood, Colorado 80112
                           Telephone: (303) 740-3386
                           Facsimile: (303) 741-2946

                                                                       EXHIBIT A

                                     FORM OF

                          DEFERRED PURCHASE PRICE NOTE

________, 20__

         FOR VALUE RECEIVED, PULTE FUNDING, INC., a Michigan corporation (the "Buyer"), hereby promises to pay to PULTE MORTGAGE CORPORATION, a Delaware corporation (the "Seller") the principal amount of this Note, determined as described below, together with interest thereon at a rate per annum equal at all times to the Pricing Rate for periods of one month, in each case in lawful money of the United States of America. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Repurchase Agreement dated as of December 22, 2000 among the Seller and the Buyer (such agreement, as it may from time to time be amended, restated or otherwise modified in accordance with its terms, the "Master Repurchase Agreement"), as modified by the Amended and Restated Addendum to Master Repurchase Agreement thereto, dated as of August 23, 2002 (the "Addendum Agreement" and, together with the Master Repurchase Agreement the "Repurchase Agreement"). This Note is the note referred to in the definition of "Deferred Purchase Price" in the Repurchase Agreement.

         The aggregate principal amount of this Note at any time shall be equal to the difference between (a) the sum of the aggregate principal amount of this Note on the date of the issuance hereof and each addition to the principal amount of this Note pursuant to the terms of Paragraph 3 of the Master Repurchase Agreement minus (b) the aggregate amount of all payments made in respect of the principal amount of this Note, in each case, as recorded on the schedule annexed to and constituting a part of this Note, but failure to so record shall not affect the obligations of the Buyer to the Seller.

         The entire principal amount of this Note shall be due and payable on the date one year after the Facility Termination Date or such later date as may be agreed in writing by the Seller and the Buyer. The principal amount of this Note may, at the option of the Buyer, be prepaid without penalty in whole at any time or in part from time to time. Interest on this Note shall be paid in arrears on each Settlement Date, at maturity and thereafter on demand. All payments hereunder shall be made by wire transfer of immediately available funds to such account of the Seller as the Seller may designate in writing.

         Notwithstanding any other provisions contained in this Note, in no event shall the rate of interest payable by the Buyer under this Note exceed the highest rate of interest permissible under applicable law.

         The indebtedness evidenced by this Deferred Purchase Note is subordinated to the prior payment in full of all of the Buyer's obligations under the Restated Loan Agreement. By its acceptance of this Deferred Purchase Price Note, the Seller hereby agrees that the subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Lenders, the Administrative Agent, the Collateral Agent, and/or any of their assignees (collectively, the

"Senior Claimants") under the Restated Loan Agreement. Until the date on which the Advances outstanding under (and as defined in) the Restated Loan Agreement have been repaid in full and all other obligations of the Buyer thereunder (all such obligations, collectively, the "Senior Claim") have been indefeasibly satisfied in full, the Seller shall not demand, accelerate, sue for, take, receive or accept from the Buyer, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Deferred Purchase Price Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that nothing in this paragraph shall restrict the Buyer from paying, or the Seller from requesting, any payments under this Deferred Purchase Price Note so long as the Buyer is not required under the Restated Loan Agreement to set aside for the benefit of, or otherwise pay over to, any of the Senior Claimants the funds used for such payments and further provided that no Event of Default shall have occurred and be continuing and the making of such payment would not otherwise violate the terms and provisions of the Restated Loan Agreement. Should any payment, distribution or security or proceeds thereof be received by the Seller in violation of the immediately preceding sentence, the Seller agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Collateral Agent for the benefit of the Senior Claimants.

         The Buyer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever.

         Neither this Note, nor any right of the Seller to receive payments hereunder, shall, without the prior written consent of the Buyer and (so long as the Restated Loan Agreement remains in effect or any amounts remain outstanding thereunder) the Administrative Agent under the Restated Loan Agreement, be assigned, transferred, exchanged, pledged, hypothecated, participated or otherwise conveyed.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

                                             PULTE FUNDING, INC.

                                             By: _______________________________
                                                 Title:
                                                 Name:

                    SCHEDULE TO DEFERRED PURCHASE PRICE NOTE

                       Addition to Principal      Amount of Principal      Unpaid Principal      Notation Made
       Date                   Amount                Paid or Prepaid             Balance                By
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

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

                                                                       EXHIBIT B

                                     FORM OF
                                BILL OF SALE AND
                 BLANKET ASSIGNMENT OF ELIGIBLE MORTGAGE ASSETS

         BILL OF SALE, dated as of _____________, 20__, from PULTE MORTGAGE CORPORATION, a Delaware corporation, (hereinafter, together with its successors and assigns, the "Seller"), to PULTE FUNDING, INC., a Michigan corporation, (hereinafter, together with its successors and assigns, the "Buyer"). All terms used herein which are not defined herein shall have the meanings given to them in the Master Repurchase Agreement, dated as of December 22, 2000, as amended by the Amended and Restated Addendum to Master Repurchase Agreement, dated as of August 23, 2002, (the "Agreement") by and among the Seller, as seller, and Buyer, as buyer.

         WHEREAS, pursuant to the Agreement, the Seller agreed to grant, sell, assign, convey, transfer and deliver to the Buyer, from time to time, certain Eligible Mortgage Assets.

         NOW, THEREFORE, in consideration of the payment of the Purchase Price for the Eligible Mortgage Assets set forth on Schedule 1 attached hereto and made a part hereof (the "Purchased Eligible Mortgage Assets"), and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Seller by these presents does hereby sell, convey, grant, transfer, assign, and set over to, subject to the terms of the Agreement, Buyer, its successors and assigns, all of the Seller's right, title and interest, legal or equitable, in and to the Purchased Eligible Mortgage Assets. The terms of this Bill of Sale shall not supersede the terms of the Agreement.

         IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed as of the date written above.

SELLER:                                              PULTE MORTGAGE CORPORATION
                                                     By:
                                                     Name:
                                                     Title:

                           Schedule 1 to Bill of Sale

                       Purchased Eligible Mortgage Assets

                                   [Attached]

                                                                      SCHEDULE I

                                   TRADE NAMES

                                      None

                                   SCHEDULE II

                               APPROVED INVESTORS

                                                                  MOODY'S          S&P      FITCH
            TAKE-OUT INVESTORS                        LIMIT        LT/ST          LT/ST     LT/ST           RATED ENTITY
------------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Incorporated                                 100%
Astoria Financial Corp.                                10%           Ba3             NR                   Moody's: JS
Aurora Loan Services, Inc.                             25%            NR            AAA                   S&P: Section
BNP Paribas Securities Corp.                          100%
Banc of America Securities LLC                        100%
Bank One Corporation                                  100%            A1            N.A.                  Moody's: JS
Banc One Capital Markets, Inc.                        100%
Banc of America Securities LLC                        100%
Bank of America Mortgage (formerly Nationsbanc
Mortgage Corp.)                                       100%         Aa3/P-1         A+/A1                  Moody's: SU S&P: SU
Barlays Capital Inc.                                  100%
Bear, Stearns & Co., Inc.                             100%
Charter One Financial Inc.                             25%            NR            BBB                   S&P: SU
Chase Financial Corp.                                 100%            NR             NR
Chase Manhattan Mortgage Corporation                  100%            A1            AAA                   Moody's: SB S&P: Section
Chase Securities Inc.                                 100%
CIBC World Markets Corp.                              100%
Citicorp Mortgage Corp.                               100%           Aaa             NR                   Citi Mtg. Sec. Moody's:
                                                                                                          SS S&P: Section
Commercial Federal Corp.                               10%            B1            BB+                   Moody's: SB S&P: SB
Countrywide                                           100%          A3/P-2          A/A1                  Moody's: SU S&P: SU
Credit Suisse First Boston                            100%
Credit Suisse First Boston Corporation/Donaldson,
Lufkin & Jenrette Securities Corporation              100%
Daiwa Securities America, Inc.                        100%
Deutsche Bank Securities Inc.                         100%
Dresdner Kleinwort Benson North America LLC           100%

                                                                   MOODY'S         S&P          FITCH
            TAKE-OUT INVESTORS                        LIMIT         LT/ST         LT/ST         LT/ST          RATED ENTITY
------------------------------------------------------------------------------------------------------------------------------------
Federal Home Mortgage Corp.                           100%         Aaa/P-1        AAA/ A1+                Moody's: SU S&P: SU
Federal National Mortgage Association                 100%         Aaa/P-1          AAA                   Moody's: SU S&P: SU
Fidelity BancShares, Inc.                              10%            NR             NR
First Franklin                                         10%            NR             NR
First Nationwide Mortgage Corporation                  25%            NR             NR
First Union Mortgage Corporation                      100%          A1/P-1          A/A1                  First Union Corp. Moody's:
                                                                                                          SU S&P: SU
Fleet Mortgage group                                  100%            A2             A+                   Moody's: SS S&P: Section
Fuji Securities Inc.                                  100%
GE Capital Mortgage Services Inc.                     100%           Aaa            AAA                   Moody's: SS S&P: Section
GMAC Mortgage                                         100%            NR            AAA                   Moody's: SS S&P: Section
Goldman, Sachs & Co.                                  100%
Government National Mortgage Association.             100%           Aaa            AAA
Greenwich Capital Markets, Inc.                       100%
Greenpoint Mortgage (formerly Headlands Mortgage)      50%           Baa2          BBB/A2                 Greenpoint Bank Moody's:
                                                                                                          SU S&P : SU
HSBC Securities (USA) Inc.                            100%
Homeside Lending Inc.                                 100%            A1           A+/A1                  Moody's: SU S&P: SU
Indy Mac (Independent National Mortgage Corp.)        100%           BBB-
J. P. Morgan Securities, Inc.                         100%
Leader Mortgage Corp.                                  10%            NR             NR
Lehman Brothers Inc.                                  100%
Long Beach Financial Corp.                             25%            NR             NR
Merrill Lynch Government Securities Inc.              100%
Morgan Stanley & Co. Incorporated                     100%
Nesbitt Burns Securities Inc.                         100%
Nomura Securities International, Inc.                 100%
Ohio Savings Financial Corp. (Ohio Savings Bank)       10%            NR             NR
PaineWebber Incorporated                              100%
Pulte Corporation                                      25%           BBB            Baa3                  Moody's: SU S&P: SU

                                                                   MOODY'S          S&P      FITCH
            TAKE-OUT INVESTORS                        LIMIT         LT/ST          LT/ST     LT/ST           RATED ENTITY
------------------------------------------------------------------------------------------------------------------------------------
Regions Mortgage, Inc. (Regions Bank)                 100%         Aa3/P-1         A+/A1
Residential Mortgage Inc.                              10%            NR             NR
Salomon Smith Barney                                  100%
SG Cowen Securities Corporation                       100%
Saxon Mortgage, Inc.                                  100%            A              NR                   Moody's: SU
UBS Warburg LLC                                       100%
Washington Mutual (formerly Alta Residential          100%            A2             A-                   Moody's: SU S&P: SU
Mortgage)
Wells Fargo Funding, Inc. (formerly Norwest           100%         Aa2/ P-1        A+/A1                  Wells Fargo & Co.Moody's:
mortgage)                                                                                                 SU S&P: SU
Wells Fargo Mortgage Resources (formerly              100%         Aa2/ P-2        A+/A2                  Wells Fargo & Co.Moody's:
Director's Acceptance)                                                                                    SU S&P: SU
Zions First National Bank                             100%
Colorado Housing Finance Authority                     10%           Aaa          AA-/A1+                 Moody's: RB S&P: SS
Dakota County Bond (Minnesota)                         10%           Aaa             NR                   Moody's: RB
Florida Housing Finance Agency                         10%           Aa1             NR                   Moody's: RB
Housing Finance Authority of Broward County (FL)       10%           Aaa             NR                   Moody's: SS
Illinois Housing Development Authority                 10%           Aaa          AA-/A1+                 Moody's: RB S&P: SS
Maryland Housing Opportunities Commission (HOC)        10%            NR             NR
Minnesota Housing Finance Agency                       10%            NR             NR
Nevada State Housing Finance Agency                    10%            NR             NR
New Jersey Housing Finance Agency                      10%            NR             NR
North Carolina HFA                                     10%           Aa3          AA-/A1+                 Moody's: RB S&P: SS
The Industrial Development Authority of the
County of Pima, AZ                                     10%           Ba3             B+                   Moody's: SU S&P: SU
The Industrial Development Authority of the
County of Maricopa, AZ                                 10%            WR            A/A1                  Moody's: RB S&P: SU
Pinellas County Finance Authority                      10%           Aaa             A-                   Moody's: SS S&P: SS
Texas Department of Housing and Community Affairs
(TDHCA)                                                10%           Aaa           AA/A1+                 Moody's: RB S&P: SS
Texas Veteran Land Bond and bon VLB Loans              10%            NR             NR

JS:  Junior Subordinated

RB:  Revenue Bonds

SB:  Subordinated

SS:  Senior Secured

SU:  Senior Unsecured

                                                                    SCHEDULE III

                                   LITIGATION

                                      None